EXHIBIT 1.1

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among

ISPAT INTERNATIONAL N.V.,

PARK ACQUISITION CORP.

and

INTERNATIONAL STEEL GROUP INC.

Dated as of October 24, 2004

i

EXHIBITS

1.02(a)	Form of Surviving Corporation Certificate of Incorporation

1.02(b)	Form of Surviving Corporation By-laws

6.09	Form of Affiliate Letter

               AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of October 24, 2004 (this “Agreement”), among Ispat International N.V., a company organized under the laws of The Netherlands (“Parent”), Park Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and International Steel Group Inc., a Delaware corporation (the “Company”).

               WHEREAS, Parent is entering into an acquisition agreement (the “Richmond Agreement”) with Richmond Investment Holdings Limited (“Richmond”), a company organized under the laws of the British Virgin Islands, for the purchase by Parent of all of the issued and outstanding capital stock of LNM Holdings N.V., a company organized under the laws of The Netherlands Antilles (the “LNM Transaction”);

               WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Parent and the Company desire to effect a business combination transaction pursuant to which, following the completion of LNM Transaction (the “LNM Closing”) and in conjunction therewith, the Company will merge with and into Merger Sub (the “Merger”) and become a wholly-owned subsidiary of Parent;

               WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders and has approved this Agreement and (ii) recommended the adoption of this Agreement by the stockholders of the Company;

               WHEREAS, the Board of Directors of Parent (the “Parent Board”) has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders and has approved this Agreement and (ii) recommended the approval of the issuance of shares in the Merger and the LNM Transaction by the shareholders of Parent;

               WHEREAS, Parent, and certain stockholders of the Company (the “Stockholders”) have entered into a Company Shareholder Support Agreement, dated as of the date hereof (the “Company Shareholder Support Agreement”), providing that, among other things, the Stockholders will vote their Company Shares in favor of the adoption of this Agreement;

               WHEREAS, the Company, and a certain shareholder of Parent (the “Parent Shareholder”), have entered into a voting agreement, dated as of the date hereof (the “Parent Shareholder Support Agreement”), providing that, among other things, the Parent Shareholder will vote its Parent Class A Shares and Parent Class B Shares in favor of adoption of the Richmond Agreement and the transactions contemplated thereunder and this Agreement and the transactions contemplated hereunder;

               WHEREAS, the Company and Richmond have entered into a support agreement, dated as of the date hereof (the “LNM Shareholder Support Agreement”), providing representations and warranties to the Company from Richmond; and

               WHEREAS, for United States federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or alternatively, together with the LNM Transaction, as transfers of property described in Section 351(a) (subject to Section 351(b)) of the Code;

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
THE MERGER

               SECTION 1.01 The Merger. (a) Upon the terms and subject to the conditions set forth in Article VII, and in accordance with the DGCL, at the Effective Time, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation of the Merger (the “Surviving Corporation”); provided, however, that if either of the conditions set forth in Section 1.01(b) (after taking into account the application, if any, of the final sentence of Section 1.01(b)) is satisfied, Parent shall, reverse the business combination structure referred to herein as the “Merger” so that Merger Sub will instead merge with and into the Company. In such event, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Corporation of the Merger (a “Reverse-Subsidiary Merger”). A Reverse-Subsidiary Merger would be intended to be integrated with the LNM Transaction and treated as a transaction described in Section 351(a) of the Code, and, unless waived by the Company, the condition of Section 7.03(d) hereof would relate to the qualification of the acquisition under Section 351(a) of the Code and the condition in 7.02(f) shall be waived. In the event Parent effects the acquisition of the Company pursuant to a Reverse Subsidiary Merger, all references to the “Merger” in this Agreement and all other ancillary or related agreements, documents and instruments, shall be deemed to be references to the “Reverse-Subsidiary Merger”, all references to the “Surviving Corporation” shall be deemed to be to the “Company” as the Surviving Corporation of the Merger, and this Agreement and such other ancillary agreements, documents and instruments shall be construed and interpreted accordingly.

               (b) Notwithstanding anything to the contrary contained in this Agreement, Parent may effect the acquisition of the Company pursuant to the Reverse-Subsidiary Merger if either of the following two conditions is satisfied: (i) Parent reasonably determines that the value of the Stock Consideration on the date of the Effective Time (such value, the “Stock Value”) is likely to be less than 42.5% (the “Minimum Percentage”) of the sum of (A) the Stock Value, (B) the Cash Consideration, (C) any other amounts paid by Parent or the Company (or any affiliate thereof) to, or on behalf of, any Stockholder in connection with the sale, redemption or other disposition of any Company Shares in connection with the Merger for purposes of Treasury Regulation Section 1.368-1(e) (including payments with respect to Dissenting Shares) and (D) any extraordinary dividends distributed by the Company prior to, and in connection with, the Merger for purposes of Treasury Regulation Section 1.368-1(e) or (ii) Parent or the Company receives written notice from its counsel specified in Article VII to the effect that such counsel is unlikely to be able to deliver a tax opinion required pursuant to Section 7.02(f) or

Section 7.03(d), as the case may be, on the date of the Effective Time. For purposes hereof, Parent shall have the right, at its sole and absolute discretion, to increase the Stock Consideration to the extent necessary (as reasonably determined by Parent based on the advice of its counsel) to cause the Stock Value to at least equal the Minimum Percentage (which determination shall be made based on the average of the high and low trading prices for Parent Class A Shares on the date of the Effective Time or, if the Closing occurs before the opening of the markets, the last business day immediately preceding the date of the Effective Time).

               SECTION 1.02 Effective Time; Closing. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing of the Certificate of Merger (or such later time as may be agreed by each of the parties hereto and specified in the Certificate of Merger) being the “Effective Time”). Immediately prior to the filing of the Certificate of Merger, a closing (the “Closing”) shall be held at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.

               SECTION 1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

               SECTION 1.04 Certificate of Incorporation; By-laws. (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, in the form attached hereto as Exhibit 1.04(a), shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Law and such Certificate of Incorporation. In the event of a Reverse-Subsidiary Merger, the reference to “Merger Sub” in this subparagraph (a) shall be replaced by a reference to “the Company”.

               (b) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the By-laws of Merger Sub, in the form attached hereto as Exhibit 1.04(b), shall be the By-laws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

               SECTION 1.05 Directors and Officers. (a) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

               (b) The officers of the Company immediately prior to the Effective Time, shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE II
CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

               SECTION 2.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

               (a) Cancellation of Certain Company Common Stock. Each share of the common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding and owned by Merger Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company (all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the “Company Shares”) and each share of Company Common Stock held in the treasury of the Company, immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

               (b) Shares of Merger Sub Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

               (c) Conversion of Company Common Stock. Each Company Share (other than any Company Shares to be canceled pursuant to Section 2.01(a)) shall be canceled and shall be converted automatically, subject to adjustment in accordance with Section 1.01(a), this Section 2.01 and Section 2.02, into the right to receive (i) $42.00 in cash (the “Cash Consideration”) or (ii) an amount of Class A Shares (the “Exchange Ratio”), par value €0.01 per share (“Parent Class A Shares”) of Parent (the “Stock Consideration”) equal to the quotient determined by dividing $42.00 by the Average Parent Stock Price and rounding the result to the nearest one thousandth of a share, payable upon surrender, in the manner provided in Section 2.02, of the certificate that formerly evidenced such Company Share; provided, however, that if such quotient is less than 0.95865, the Exchange Ratio will be 0.95865 and if such quotient is greater than 1.21740, the Exchange Ratio will be 1.21740, or (iii) a combination of cash and Parent Class A Shares determined in accordance with this Section 2.01 (the “Mixed Consideration”, together with the Cash Consideration and Stock Consideration elected by a holder of a Company Share as set forth above shall be referred to as, the “Merger Consideration”), payable upon surrender, in the manner provided in Section 2.02, of the certificate that formerly evidenced such Company Share. The “Average Parent Stock Price” means the average of the per share closing prices of Parent Class A Shares on the NYSE during the 20 consecutive trading days ending on (and including) the trading day that is two days prior to the date of the Effective Time.

               (d) Cash Election. Each record holder of Company Shares immediately prior to the Effective Time shall be entitled to elect to receive cash for all or any part of such holder’s Company Shares (a “Cash Election”). Notwithstanding the foregoing and subject to Section 1.01(a) and Section 2.01(l), the aggregate number of Company Shares that may be converted into the right to receive cash in the Merger (the “Cash Election Number”) shall be 50% of the total number of shares of Company Shares issued and outstanding as of the Effective Time.

               (e) Cash Election Shares. If the aggregate number of Company Shares covered by Cash Elections (the “Cash Election Shares”) exceeds the Cash Election Number, each Cash Election Share shall be converted into (i) the right to receive an amount in cash, without interest, equal to the product of (A) the Cash Consideration and (B) a fraction (the “Cash Fraction”), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares and (ii) a number of Parent Class A Shares equal to the product of (A) the Exchange Ratio and (B) a fraction equal to one minus the Cash Fraction.

               (f) Stock Election. Each record holder of Company Shares immediately prior to the Effective Time shall be entitled to elect to receive Parent Class A Shares for all or any part of such holder’s Company Shares (a “Stock Election”). Notwithstanding the foregoing and subject to Section 1.01(a) and Section 2.01(l), the aggregate number of Company Shares that may be converted into the right to receive Parent Class A Shares in the Merger (the “Stock Election Number”) shall be 50% of the total number of Company Shares issued and outstanding as of the Effective Time.

               (g) Stock Election Shares. If the aggregate number of Company Shares covered by Stock Elections (the “Stock Election Shares”) exceeds the Stock Election Number, each Stock Election Share shall be converted into (i) the right to receive a number of Parent Class A Shares equal to the product of (A) the Exchange Ratio and (B) a fraction (the “Stock Fraction”), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares and (ii) an amount in cash, without interest, equal to the product of (A) the Cash Consideration and (B) a fraction equal to one minus the Stock Fraction.

               (h) Mixed Election. Each record holder of Company Shares immediately prior to the Effective Time shall be entitled to elect to receive Parent Class A Shares for part of such holder’s Company Shares and cash for the remaining part of such holder’s Company Shares (a “Mixed Election” and, collectively with a Stock Election and Cash Election, the “Election”). Notwithstanding the foregoing and subject to Section 1.01(a) and Section 2.01(l), the aggregate number of Company Shares that may be converted into the right to receive the Cash Consideration shall be 50%, and the aggregate number of Company Shares that may be converted into the right to receive Parent Class A Shares in the Merger shall be 50%, in each case, of the total number of Company Shares issued and outstanding as of the Effective Time. With respect to each holder of Company Shares who makes a Mixed Election, each Company Share (or fraction thereof) such holder elects to be converted into the right to receive Cash Consideration shall be treated as a Cash Election Share for purposes of the provisions contained in Sections 2.01(c), (d) and

(e), and each Company Share (or fraction thereof) such holder elects to be converted into the right to receive Parent Class A Shares shall be treated as a Stock Election Share for purposes of the provisions contained in Sections 2.01(c), (f) and (g).

               (i) Form of Elections. Cash Elections, Stock Elections and Mixed Elections shall be made on a form designed for that purpose (a “Form of Election”). A record holder of Company Shares who holds such shares as nominee or trustee or in another representative capacity (a “Stockholder’s Representative”) may submit multiple Forms of Election; provided that such Stockholder’s Representative certifies that each such Form of Election covers all the Company Shares held by such Stockholder’s Representative for a particular beneficial owner.

               (j) Deemed Non-Election. For the purposes hereof, a holder of Company Shares who does not submit a Form of Election that is received by the Paying Agent prior to the Election Deadline (the “No Election Shares”) shall be deemed not to have made a Cash Election, Stock Election or Mixed Election. If Parent or the Paying Agent shall determine that any purported Election was not properly made, the shares subject to such improperly made Election shall be treated as No Election Shares. No Election Shares, at the discretion of Parent, may be treated as Cash Election Shares or Stock Election Shares; provided, however, that if the effect of such treatment would be to cause Section 1.01(b) to apply, then Parent shall not apply such treatment without the consent of the Company.

               (k) Election Deadline. Each of Parent and the Company shall use its reasonable best efforts to cause copies of the Form of Election to be mailed to the record holders of Company Shares not less than thirty (30) days prior to the Effective Time and to make the Form of Election available to all persons who become record holders of Company Shares subsequent to the date of such mailing and no later than the close of business on the seventh business day prior to the Effective Time. Parent and the Company shall be deemed to have made the Form of Election available for purposes of this Agreement if they post such form on their respective websites in a downloadable format. A Form of Election must be received by the Paying Agent by 5:00 p.m., New York City time, on the third day after the Effective Time (the “Election Deadline”) in order to be effective. All elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election.

               (l) Anti-Dilution Provisions. In the event Parent (i) changes (or establishes a record date for changing) the number of Parent Class A Shares issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Class A Shares or Company Shares), extraordinary dividends, stock combination, recapitalization, reclassification, reorganization combination, exchange of shares or similar transaction or like change with respect to the Parent Class A Shares or Company Shares or (ii) pays or makes an extraordinary dividend or distribution in respect of Parent Class A Shares (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor shall be prior to the Effective Time, the Merger Consideration shall be proportionately adjusted. Regular quarterly cash dividends and increases thereon not prohibited by Section 5.02(b)(ii) of this Agreement shall not be considered extraordinary for purposes of the preceding sentence. If, between the date hereof and the Effective Time, Parent shall merge or consolidate with or into any other corporation (a “Parent Business Combination”) and the terms thereof shall provide that Parent Class A Shares shall be converted into the shares of any other corporation or entity, then provision shall be made so that stockholders of the Company who would be entitled to receive Parent Class A Shares pursuant to this Agreement shall be entitled to receive, in lieu of each Parent Class A Share issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such Parent Business Combination with respect to Parent Class A Shares and the parties hereto shall agree on an appropriate restructuring of the transactions contemplated herein.

               SECTION 2.02 Exchange of Certificates and Cash Consideration. (a) Exchange Agent. Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of Company Shares, for exchange in accordance with this Article II through the Exchange Agent, certificates representing the Parent Class A Shares issuable pursuant to Section 2.01 as of the Effective Time, and cash, from time to time as required to make payments in respect of the Cash Consideration and payments in lieu of any fractional shares pursuant to Section 2.02(e) (such cash and certificates for Parent Class A Shares, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Class A Shares and cash payments contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by Section 2.02(f) hereof, the Exchange Fund shall not be used for any other purpose.

               (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each person who was, at the Effective Time, a holder of record of Company Shares entitled to receive the Merger Consideration pursuant to Section 2.01(c): (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Company Shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Parent Class A Shares which such holder has the right to receive in respect of the Company Shares formerly represented by such Certificate (after taking into account all Company Shares then held by such holder), if any, cash in respect of the Cash Consideration to be received by such holder, if any, cash in lieu of any fractional Parent Class A Shares to which such holder is entitled pursuant to Section 2.02(e), any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of Parent Class A Shares, cash in respect of the Cash Consideration to be received by such holder, if any, cash in lieu of any fractional Parent Class A Shares to which such holder is entitled pursuant to Section 2.02(e), and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), may be issued to a transferee if the Certificate representing such Company Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing Parent Class A Shares, cash in respect of the Cash Consideration to be received by such holder, if any, cash in lieu of any fractional Parent Class A Shares to which such holder is entitled pursuant to Section 2.02(e), and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

               (c) Distributions with Respect to Unexchanged Parent Class A Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Class A Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent Class A Shares represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Parent Class A Shares issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional Parent Class A Shares to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole Parent Class A Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Parent Class A Shares.

               (d) No Further Rights in Company Common Stock. All Merger Consideration issued upon conversion of the Company Shares in accordance with the terms hereof (together with cash paid pursuant to Section 2.02(c) or Section 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Shares.

               (e) No Fractional Shares. No certificate or scrip representing fractional Parent Class A Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. Each holder of a fractional share interest shall be paid an amount in cash (without interest and subject to the amount of any withholding taxes as contemplated in Section 2.02(h)) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the Average Parent Stock Price. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Sections 2.02(b) and (c). If this procedure has any adverse impact on whether the Merger will qualify under Treasury Regulation Section 1.368-1(e) then the parties will amend the provision set forth in this Section

2.02(e) to provide for a distribution of fractional shares to the holders of Company Shares and the subsequent sale of such fractional Parent Class A Shares.

               (f) Termination of Exchange Fund and Additional Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Shares for one year after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Shares who have not theretofore complied with this Article II shall thereafter look only to Parent for the Parent Class A Shares, any Cash Consideration, any cash in lieu of fractional Parent Class A Shares to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to Parent Class A Shares to which they are entitled pursuant to Section 2.02(c). Any portion of the Exchange Fund remaining unclaimed by holders of Company Shares as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

               (g) No Liability. None of the Exchange Agent, Parent or the Surviving Corporation shall be liable to any holder of Company Shares for any such Company Shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

               (h) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares or Company Stock Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares or Company Stock Options in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

               (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Parent Class A Shares to which the holder is entitled pursuant to Section 2.01, any cash to which the holder is entitled pursuant to Section 2.01, any cash in lieu of fractional Parent Class A Shares to which the holders thereof are entitled pursuant to Section 2.02(e), and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

               SECTION 2.03 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such Company Shares, except as provided in this Agreement or by Law. On or after the Effective Time, subject, with respect to the relevant holders of Company Shares, their delivery of the Certificates required by Section 6.08 of this Agreement, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into Parent Class A Shares, any cash in respect of Cash Consideration elected, if any, any cash in lieu of fractional Parent Class A Shares to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).

               SECTION 2.04 Company Stock Options; Company SARs. (a) Each holder of an option (collectively, the “Company Stock Options”) outstanding, whether or not exercisable and whether or not vested, at the Effective Time under the Company’s 2002 Stock Option Plan, dated as of June 28, 2002, as such plan may have been amended, supplemented or modified prior to the date hereof (the “Company Stock Option Plan”), will, in settlement of such Company Stock Option in effect immediately prior to the Effective Time and in exchange for the surrender to the Company of the certificate or other document evidencing such Company Stock Options, receive from the Company for each Company Share subject to such Company Stock Option, an amount (subject to any applicable withholding tax) in cash equal to the difference between $42.00 and the exercise price per share of Company Common Stock, to the extent such difference is a positive number. At the Effective Time, each outstanding and unexercised Company Stock Option will be canceled whether or not the holder thereof is entitled to Company Option Consideration under this Section 2.04(a) and the holders of Company Stock Options will have no further rights in respect of any Company Stock Options. For the avoidance of doubt, in no event will payments under this Section 2.04(a) be taken into account in determining the aggregate amount of Cash Consideration included in the Merger Consideration.

               (b) On or after the date of this Agreement and prior to the Effective Time, each of Parent and the Company shall take all necessary action such that, with respect to each member of the Company Board and each employee of the Company that is subject to Section 16 of the Exchange Act, the acquisition by such person of Parent Class A Shares in the Merger and the disposition by any such person of Parent Class A Shares or Company Stock Options pursuant to the transactions contemplated by this Agreement shall be exempt from Section 16(b) of the Exchange Act pursuant to and to the extent permitted by Rule 16b-3 promulgated thereunder.

               (c) At the Effective Time, each stock appreciation right providing benefits measured by the value of a number of shares of Company Common Stock granted under the Managers Incentive Plan of the Company identified in Section 2.04 of the Company Disclosure Schedule (each, a “Company SAR”), whether vested or unvested, which is outstanding or unsatisfied immediately prior to the Effective Time, will cease to represent a right or award measured by the value of a number of shares of Company Common Stock and will be converted, at the Effective Time, into a right or award measured by the value of a number of shares of Parent Class A Shares (an “Assumed Company SAR”), on the same terms and conditions (including expiration date, vesting and payment provisions) as were applicable under the Company SAR (but taking into account any changes thereto, including the adjustments thereof, provided for in the Managers Incentive Plan of the Company or in any award agreement thereunder by reason of this Agreement or the transactions contemplated hereby). The number of Parent Class A Shares by which each such Assumed Company SAR is measured will be equal to the number of shares of Company Common Stock by which the Company SAR is measured, multiplied by the Exchange Ratio (rounded to the nearest whole Parent Class A Share), and the exercise price by which each such Assumed Company SAR is measured will be equal to the exercise price by which the Company SAR is measured, divided by the Exchange Ratio; provided, that the maximum value of each such Assumed Company SAR shall not exceed the maximum value of the Company SAR. The parties will take all actions required to implement this Section 2.02(c), including any amendments to the Managers Incentive Plan of the Company to ensure that the Company SARs are converted as provided in this Section 2.02(c).

               SECTION 2.05 Appraisal Rights/Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, Company Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of Dissenting Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Dissenting Shares under such Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.02, of the certificate or certificates that formerly evidenced such Company Shares.

               (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

               SECTION 2.06 Affiliates. Notwithstanding anything to the contrary herein, no Parent Class A Shares shall be delivered to a person who is an “affiliate” of the Company by the Company in accordance with Section 6.09 hereof for purposes of Rule 145 under the Securities Act until such person has executed and delivered to Parent an executed copy of the affiliate letter contemplated in Section 6.09 hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company’s disclosure schedule (the “Company Disclosure Schedule”) delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (which schedule sets forth, with respect to each item disclosed therein, the specific section of this

Agreement to which such item relates), contains items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article III, or to one or more of the Company’s covenants contained in Article V. Except as disclosed in the Company Disclosure Schedule, or a Company SEC Report filed prior to the date hereof, as an inducement to Parent and Merger Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Merger Sub that:

               SECTION 3.01 Organization and Qualification; Subsidiaries. (a) Each of the Company and each Material Company Subsidiary is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate, partnership or similar power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Company Material Adverse Effect. Each of the Company and each Material Company Subsidiary is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed that would not, individually or in the aggregate, have a Company Material Adverse Effect.

               (b) A true and complete list of all the Material Company Subsidiaries, together with the jurisdiction of incorporation or organization of each Material Company Subsidiary and which identifies the percentage (direct or indirect) of equity ownership of each Material Company Subsidiary owned by the Company and each other subsidiary, is set forth in Section 3.01(b) of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

               (c) Each subsidiary of the Company (each, a “Company Subsidiary”) that constitutes a significant subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the “SEC”) to the Company’s business as a whole is so identified in Section 3.01(c) of the Company Disclosure Schedule and is referred to herein as a “Material Company Subsidiary”.

               SECTION 3.02 Certificate of Incorporation and By-laws. The Company has heretofore made available to Parent a complete and correct copy of the Certificate of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of the Company and each Material Company Subsidiary. The Certificates of Incorporation, By-laws or equivalent organizational documents of the Company and each Material Company Subsidiary are in full force and effect. Neither the Company nor any Material Company Subsidiary is in material violation of any of the provisions of its Certificate of Incorporation, By-laws or equivalent organizational documents.

               SECTION 3.03 Capitalization. (a) The authorized capital stock of the Company consists of (i) 350,000,000 shares of Company Common Stock, (ii) 7,000,000 shares of Class B common stock, par value $0.01 per share (the “Company Class B Common Stock”) and (iii) 10,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of October 18, 2004, (i) 100,027,950 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) no shares of Company Class B Common Stock were issued and outstanding, (iii) no shares of Company Common Stock were held in the treasury of the Company, (iv) no shares of Company Common Stock were held by the Company Subsidiaries, (v) 4,275,510 shares of Company Common Stock were reserved for future issuance pursuant to outstanding Company Stock Options, (vi) 660,200 shares of Company Common Stock were reserved for future issuance pursuant to the Company Stock Option Plan and the Company Officer Stock and Cash Bonus Plan, and (vii) no shares of Company Preferred Stock were issued and outstanding. From October 18, 2004, to the date of this Agreement, the Company has not issued any shares of Company Common Stock other than pursuant to the exercise of Company Stock Options. Except as set forth in this Section 3.03, or the Company Shareholder Support Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Material Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Material Company Subsidiary. Section 3.03(a) of the Company Disclosure Schedule sets forth the following information with respect to each Company Stock Option outstanding as of the date of this Agreement: (i) the name of the Company Stock Option recipient; (ii) the number of shares of Company Common Stock subject to such Company Stock Option; (iii) the exercise or purchase price of such Company Stock Option; (iv) the date on which such Company Stock Option was granted; (v) the applicable vesting schedule; (vi) the date on which such Company Stock Option expires; and (vii) whether the exercisability of such Company Stock Option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary or to provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Award as a result of the Merger. All outstanding shares of Company Common Stock, all outstanding Company Stock Awards, and all outstanding shares of capital stock of each Material Company Subsidiary have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws and (ii) all requirements set forth in applicable contracts.

               (b) Each outstanding share of capital stock of each Material Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable, and each such share is owned by the Company or another Company Subsidiary free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company’s or any Company Subsidiary’s voting rights, charges and other encumbrances of any nature whatsoever other than Permitted Liens.

               SECTION 3.04 Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (the “Transactions”). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of Company Common Stock, if and to the extent required by applicable Law, and the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company Board has approved this Agreement and the Transactions and such approvals are sufficient so that the restrictions on business combinations set forth in Section 203 of the DGCL shall not apply to the Merger or any of the Transactions. To the knowledge of the Company, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

               SECTION 3.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or By-laws or any equivalent organizational documents of the Company or any Material Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Material Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Company Material Adverse Effect.

               (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Foreign Merger Filings and the filing and recordation of appropriate merger documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect.

               SECTION 3.06 Permits; Compliance. Each of the Company and each Material Company Subsidiary is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Material Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (b) any Company Permit, except for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.

               SECTION 3.07 SEC Filings; Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since December 10, 2003. Each of (i) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, (ii) the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2004 and June 30, 2004, (iii) all definitive proxy statements relating to the Company’s meetings of stockholders (whether annual or special) held since December 10, 2003, (iv) its prospectus dated September 3, 2004 filed pursuant to Rule 424(b)(3) of the Securities Act and (v) all other forms, reports and other registration statements filed by the Company with the SEC since December 10, 2003 filed prior to the date hereof, (the forms, reports and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above being, collectively, the “Company SEC Reports”), (A) were prepared in accordance with either the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations promulgated thereunder and (B) did not, at the time they were filed, or, if amended or supplemented, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent that information contained in any Company SEC Report has been revised or superseded by a Company SEC Report filed as of a later date (but before the date of this Agreement) and is publicly available. No Company Subsidiary is required to file any form, report or other document with the SEC.

               (b) Each of the consolidated financial statements of the Company together with the Company Subsidiaries (including, in each case, any notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments in amounts that are immaterial in nature and amount and are consistent with past experience).

               (c) Except as and to the extent set forth on any of (i) the audited consolidated balance sheet of the Company as of December 31, 2003 or (ii) the unaudited consolidated balance sheet of the Company for the period ended June 30, 2004, each including the notes thereto (the “Company 2003-4 Balance Sheets”), neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that is required by GAAP to be recorded as a liability on a balance sheet of the Company or disclosed in footnotes thereto, except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since June 30, 2004, which would not have a Company Material Adverse Effect.

               (d) The Company has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company SEC Report. The Company maintains disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company and the Company Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings. The Company has established and maintained a reporting system permitting employees to anonymously report alleged accounting irregularities and other matters as required by Law. As of the date hereof, the Company is not conducting or required to conduct any investigation as a result of any such report that, to the Company’s knowledge, is reasonably likely to have a material effect on the Company’s past or future reported results of operation or financial position. No attorney representing the Company or any Company Subsidiary has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its executive officers or directors to the Company Board or any committee thereof or to any director or executive officer of the Company.

               SECTION 3.08 Absence of Certain Changes or Events. Since December 10, 2003, except as expressly contemplated by this Agreement, (a) the Company and the Material Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice in all material respects, (b) there has not been any Company Material Adverse Effect and (c) none of the Company or any Material Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01(b)(ii), (b)(iii), (b)(iv), (b)(v)(A), (b)(viii) or (b)(xii).

               SECTION 3.09 Absence of Litigation. There is no litigation, suit, claim, action, proceeding or investigation (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, or any material property or asset of the Company or any Company Subsidiary, before any Governmental Authority that (a) individually or in the aggregate, has had or would have a Company Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of any of the Transactions. Neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Material Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would, individually or in the aggregate, have a Company Material Adverse Effect.

               SECTION 3.10 Employee Benefit Plans. (a) Section 3.10(a) of the Company Disclosure Schedule lists (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance benefit plans, programs or arrangements, and all employment, termination, severance or other similar contracts or agreements, or other material benefits plans, whether legally enforceable or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary, (ii) each employee benefit plan for which the Company or any Company Subsidiary would incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated and (iii) any contracts, arrangements or understandings between the Company or any Company Subsidiary and any employee of the Company or any Company Subsidiary including, without limitation, any contracts, arrangements or understandings relating in any way to a sale of the Company or any Subsidiary (each as in effect on the date of this Agreement, collectively, the “Plans”). Each Plan is in writing and the Company has furnished or made available to Parent a true and complete copy of each Plan and has delivered or made available to Parent a true and complete copy of each material document, if any, prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service (“IRS”) Form 5500, (iv) the most recently received IRS determination letter for each such Plan and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any Company Subsidiary has any

express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

               (b) Section 3.10(b) of the Company Disclosure Schedule lists (i) each multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) with respect to which the Company or any Company Subsidiary has, or has had within the past five years, any obligation to contribute, or for which the Company or any Company Subsidiary could incur liability under Section 4212(c) of ERISA (a “Multiemployer Plan”) and (ii) each single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a “Multiple Employer Plan”). The Company has furnished or made available to Parent a true and complete copy of each Multiemployer Plan, and each summary plan description and summary of material modifications and the most recently prepared actuarial report and statement of withdrawal liability in connection with each Multiemployer Plan provided to the Company.

               (c) None of the Plans (i) (A) provides for the payment of separation, severance, termination or similar-type benefits to any person, (B) obligates the Company or any Company Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transactions contemplated by this Agreement or (C) obligates the Company or any Company Subsidiary to make any payment or provide any benefit as a result of a “change in ownership or control”, within the meaning of such term under Section 280G of the Code or (ii) provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary.

               (d) Each Plan and, to the knowledge of the Company, each Multiemployer Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code. The Company and the Company Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and there is no knowledge of the Company of any default or violation by any party to, any Plan or Multiemployer Plan. No Action is pending with respect to any Plan or, to the knowledge of the Company, threatened with respect to any Plan or, to the knowledge of the Company, pending or threatened with respect to any Multiemployer Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any Action with respect to any Plan or, to the knowledge of the Company, any Multiemployer Plan.

               (e) Each Plan that is intended to be qualified under Section 401(a) of the Code has timely received a favorable determination letter from the IRS, covering all of the provisions applicable to the Plan for which determination letters are currently available, that the Plan is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust; provided, however, that there is no knowledge of the

Company whether or not any Multiemployer Plan has timely received a favorable determination letter from the IRS under Section 401(a) of the Code (with respect to such Multiemployer Plan) or Section 501(a) of the Code (with respect to any trust established in connection with such Multiemployer Plan), or whether or not any fact or event has occurred to adversely affect the qualified or exempt status of any such Multiemployer Plan or related trust.

               (f) There has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan and, to the knowledge of the Company, any Multiemployer Plan. Neither the Company nor any Company Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

               (g) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and no fact or event exists which could give rise to any such challenge or disallowance.

               (h) Neither the Company nor any Company Subsidiary has made, or has any obligation or contingent obligation to make, any “excess parachute payment”, within the meaning of such term under Section 280G of the Code.

               SECTION 3.11 Labor and Employment Matters. (a) (i) There are no controversies relating to or arising out of a collective bargaining relationship between the Company or any Company Subsidiary and any union pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees, which controversies would, individually or in the aggregate, have a Company Material Adverse Effect, (ii) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, (iii) to the knowledge of the Company, as of the date hereof there are not any organizational campaigns, petitions or other activities or proceedings of any labor union to organize any such employees that would, individually or in the aggregate, have a Company Material Adverse Effect, (iv) neither the Company nor any Company Subsidiary has breached or otherwise failed to comply with any provision of any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, and there are no material grievances outstanding against the Company or any Company Subsidiary under any such agreement or contract that would, individually or in the aggregate, have a Company Material Adverse Effect, (v) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company or any Company Subsidiary that would, individually or in the aggregate, have a Company Material Adverse Effect and (vi) as of the date hereof, there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof by any union or significant group of union workers, by or with respect to any employees of the Company or any Company Subsidiary. The consent of each labor union which is a party to the collective bargaining agreements listed in Section 3.11(a) of the Company Disclosure Schedule has been obtained or is not required to consummate the Transactions.

               (b) The Company and each Company Subsidiary is in compliance with all applicable laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Material Company Subsidiary and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing except for such failures that would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company and each Material Company Subsidiary has paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Material Company Subsidiary, that would, individually or in the aggregate, have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with any Governmental Authority relating to employees or employment practices. There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company or any Company Subsidiary, that would, individually or in the aggregate, have a Company Material Adverse Effect. There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary has employed or employ any person that would, individually or in the aggregate, have a Company Material Adverse Effect.

               SECTION 3.12 Real Property; Title to Assets. (a) Section 3.12(a) of the Company Disclosure Schedule lists each parcel of real property that is the location of a steel plant of, or that is otherwise material to, the Company and the Material Company Subsidiaries taken as a whole and is owned by the Company or any Material Company Subsidiary. Each such parcel of real property (i) is owned free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer (collectively, “Liens”), other than (A) Liens for current taxes and assessments not yet past due, (B) inchoate mechanics’ and materialmen’s Liens for construction in progress, (C) workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of the Company or such Material Company Subsidiary consistent with past practice and (D) all matters of record, Liens and other imperfections of title and encumbrances that would not, individually or in the aggregate, have a Company Material Adverse Effect (collectively, “Permitted Liens”) and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

               (b) Section 3.12(b) of the Company Disclosure Schedule lists each parcel of real property that is the location of a steel plant of, or that is otherwise material to, the Company and the Material Company Subsidiaries and is leased or subleased by the Company or any Material Company Subsidiary, with the name of the lessor and the date of the lease, sublease, assignment of the lease or leasing commissions payable by the Company or any Company Subsidiary in connection therewith and each amendment to any of the foregoing (collectively, the “Lease Documents”). True, correct and complete copies of all Lease Documents have been made available to Parent by the Company. All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Material Company Subsidiary or, to the Company’s knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

               SECTION 3.13 Intellectual Property. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) to the knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted in writing to the Company that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property Rights of any third party, (b) with respect to each item of Intellectual Property owned by the Company or a Company Subsidiary and material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole (“Company Owned Intellectual Property”), the Company or a Company Subsidiary is the owner of the entire right, title and interest in and to such Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the continued operation of its respective business, (c) with respect to each item of Intellectual Property licensed to the Company or a Company Subsidiary that is material to the business of the Company and the Company Subsidiaries as currently conducted (“Company Licensed Intellectual Property”), the Company or a Company Subsidiary has the right to use such Company Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property, (d) to the knowledge of the Company, the Company Owned Intellectual Property is valid and enforceable, and has not been adjudged invalid or unenforceable in whole or in part by any Governmental Authority, (e) to the knowledge of the Company, no person is engaging in any activity that infringes upon the Company Owned Intellectual Property, (f) to the knowledge of the Company, each license of the Company Licensed Intellectual Property is valid and enforceable, is binding on all parties to such license, and is in full force and effect, and (g) to the knowledge of the Company, no party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder.

               SECTION 3.14 Taxes. (a) The Company and its Subsidiaries (i) have timely filed or caused to be timely filed (taking into account any applicable extensions) all material Tax Returns required to be filed as of the date hereof, and all such filed Tax Returns are true, correct and complete in all material respects, and (ii) have paid all material amounts of Taxes required to be paid by the Company and the Company Subsidiaries (whether or not shown on such Tax Returns). The Company and the Company Subsidiaries have not waived any statute of limitations with respect to any material Tax or agreed to an extension of time with respect to a material Tax assessment or deficiency. All material Taxes required to have been withheld by or with respect to the Company and the Company Subsidiaries have been timely withheld and remitted to the applicable taxing authority. Neither the Company nor any of the Company Subsidiaries is subject to any agreement for the sharing of Taxes or is obligated to indemnify any other person for any material amount of Taxes pursuant to any agreement, which agreement will remain in effect after the Effective Time.

               (b) Neither the Company nor any of the Company Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in connection with a distribution of stock intended to qualify under Section 355 of the Code. Neither the Company nor any of the Company Subsidiaries was, at any time during the applicable period set forth in Section 897(c)(1) of the Code, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. No amount will be includible in the income of the Company or any Company Subsidiary, for any taxable period that includes the Effective Time, under “Subpart F” of the Code, and neither the Company nor any Company Subsidiary holds any interests in a “passive foreign investment company” or “foreign personal holding company”. There are no Tax liens on any assets of the Company or any of the Company Subsidiaries (other than any liens for Taxes not yet due and payable for which adequate reserves have been made in accordance with GAAP).

               (c) To the knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action or knows of any fact that is reasonably likely to prevent (i) the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) compliance by the parties with the “active trade or business test” set forth in Treasury Regulation Section 1.367(a)-3(c)(3).

               SECTION 3.15 Environmental Matters. (a) (i) Except as would not have a Company Material Adverse Effect, none of the Company nor any of the Company Subsidiaries has violated or is in violation of, or has any liability under, any Environmental Law, and, to the knowledge of the Company, there is no requirement proposed for adoption or implementation under any Environmental Law that is reasonably expected to have a Company Material Adverse Effect, (ii) there are no material Environmental Claims pending or threatened against the Company or any Company Subsidiary, or with respect to any property currently or formerly owned, leased, occupied or operated by the Company or any Company Subsidiary or any of their predecessors for which the Company or any Company Subsidiary has any or may be deemed to have any material liability, (iii) neither the Company nor any Company Subsidiary is conducting or funding, or has undertaken or completed, any material Remedial Action either voluntarily or pursuant to the requirements of Environmental Law or any Governmental Authority, (iv) except as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary nor any of their predecessors for which the Company or any Company Subsidiary has any or may be deemed to have any liability, has Released any Hazardous Substances into the Environment in violation of any Environmental Law, (v) none of the property currently or formerly owned, leased, occupied or operated by the Company or any Company Subsidiary or any of their predecessors for which the Company or any Company Subsidiary has any or may be deemed to have any material liability, is listed or proposed for listing on the National Priorities List under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous foreign, state or local list, (vi) except as would not have a Company Material Adverse Effect, there has been no Release of Hazardous Substances at the properties currently or formerly owned, leased, occupied or operated by the Company or any Company Subsidiary or any of their predecessors for which the Company or any Company Subsidiary has any or may be deemed to have any liability (including, without limitation, soils and surface and ground waters), and (vii) except as would not have a Company Material Adverse Effect, each of the Company and each Company Subsidiary has all Environmental Permits and is in material compliance therewith; and

               (b) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any investigation, remediation or other action with respect to Hazardous Substances, or any notice to or consent of Governmental Authorities or third parties, pursuant to any applicable Environmental Law or Environmental Permit.

               SECTION 3.16 Inventories. To the knowledge of the Company, subject to amounts reserved therefor on the 2003-4 Balance Sheets, the values at which all Inventories are carried on the 2003-4 Balance Sheets reflect in all material respects the historical inventory valuation policy of the Company and the Company Subsidiaries of stating such Inventories at the lower of cost (determined by the last-in, first-out method for approximately 20% of the inventories at December 31, 2003 and the balance determined by the average cost or first-in, first-out methods) or market value.

               SECTION 3.17 Material Contracts. (a) Subsections (i) through (vii) of Section 3.17(a) of the Company Disclosure Schedule list the following types of contracts and agreements to which the Company or any Company Subsidiary is a party (such contracts and agreements as are required to be set forth in Section 3.17(a) of the Company Disclosure Schedule being the “Material Contracts”) as of the date hereof:

(i)	each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and the Company Subsidiaries;

(ii)	each contract and agreement (excluding supply agreements entered into in the ordinary course of business with a remaining term of less than one year) which involved during the past 12 months, or is likely to involve over the next 12 months, consideration of more than $25 million, in the aggregate;

(iii)	all broker, distributor, dealer, manufacturer’s representative, contracts and agreements which are not terminable by the Company without penalty upon notice of 90 days or less to which the Company or any Company Subsidiary is a party;

(iv)	all material management contracts (excluding contracts for employment) and material contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any product of the Company or any Company Subsidiary to which the Company or any Subsidiary is a party;

(v)	except to the extent copies of which are filed as exhibits to the Company SEC Reports, all contracts and agreements evidencing indebtedness for borrowed money of more than $5 million;

(vi)	all contracts and agreements involving amounts in excess of $25 million over the remaining term with any Governmental Authority to which the Company or any Company Subsidiary is a party; or

(vii)	all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time.

               (b) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement, and neither the Company nor any Company Subsidiary is in default thereunder by its terms nor, to the Company’s knowledge, has any such Material Contract been cancelled by the other party thereto, and (ii) to the Company’s knowledge, no other party is in breach or violation of, or default under, any Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

               SECTION 3.18 Insurance. Section 3.18 of the Company Disclosure Schedule sets forth a complete and accurate list of all material insurance policies providing coverage in favor of the Company and the Material Company Subsidiaries, specifying the insurer, amount of coverage and type of insurance under each policy. Each such policy is in full force and effect and all premiums are currently paid or accruals provided for and no notice of cancellation or termination has been received with respect to any such policy.

               SECTION 3.19 Board Approval; Vote Required. (a) The Company Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way as of the date hereof, has duly (i) determined that this Agreement and the Merger are consistent with and in furtherance of the long term business and strategy of the Company and are fair to and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and declared their advisability, and (iii) recommended that the stockholders of the Company adopt this Agreement and directed that this Agreement be submitted for consideration by the Company’s stockholders at the Company Stockholders’ Meeting.

               (b) The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement, the Merger and the transactions contemplated hereby is the affirmative vote of the holders of a majority of the outstanding Shares in favor of the adoption of this Agreement.

               SECTION 3.20 Certain Business Practices. None of the Company, any Company Subsidiary or, to the Company’s knowledge, any directors, officers, agents or employees of the Company or any Company Subsidiary, in each case acting on behalf of the Company or any Company Subsidiary, has (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or (c) made any payment in the nature of criminal bribery.

               SECTION 3.21 Interested Party Transactions. To the knowledge of the Company, since December 10, 2003, no current director, executive officer or other affiliate of the Company or any Company Subsidiary has (or had at the time of such transaction), directly or indirectly, (a) a material economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company or any Company Subsidiary furnishes or sells, or proposes to furnish or sell, (b) a material economic interest in any person that purchases from or sells or furnishes to, the Company or any Company Subsidiary, any goods or services having a value, in the aggregate, of more than the greater of $1 million or 2% of such Person’s revenue for the most recently completed fiscal year in any 12 month period, (c) a material beneficial interest in any Material Company Contract or (d) any material contractual or other arrangement with the Company or any Company Subsidiary other than any agreement governing the terms and conditions of their employment or service as a director or executive officer; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 3.21. The Company and the Company Subsidiaries have not, since December 10, 2003, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or (ii) materially modified any term of any such extension or maintenance of credit. There are no extensions of credit maintained by the Company or any of the Company Subsidiaries to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

               SECTION 3.22 Opinion of Financial Advisor. The Company has received the written opinion of UBS Securities LLC and Goldman, Sachs & Co., dated the date of this Agreement, to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the Company’s stockholders, a copy of which opinion will be delivered to Parent promptly after the date of this Agreement.

               SECTION 3.23 Brokers. No broker, finder or investment banker (other than UBS Securities LLC and Goldman, Sachs & Co.) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and UBS Securities LLC and Goldman,

Sachs & Co., pursuant to which each such firm would be entitled to any payment relating to the Transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          Parent’s disclosure schedule (the “Parent Disclosure Schedule”) delivered by Parent to the Company prior to the execution of this Agreement (which schedule sets forth, with respect to each item disclosed therein, the specific section of this Agreement to which such item relates), contains items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article IV, or to one or more of the Company’s covenants contained in Article V. Except as disclosed in the Parent Disclosure Schedule, a Parent SEC Report filed prior to the date hereof, the Richmond Agreement, the LNM Disclosed Information or the Parent Prospectus, to the extent it is readily apparent that the items disclosed therein relate to particular sections of this Agreement, as an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company that:

          SECTION 4.01 Corporate Organization. (a) Each of Parent, Merger Sub and each Material Parent Subsidiary is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has the requisite corporate, partnership or similar power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Parent Material Adverse Effect. Each of Parent, Merger Sub and each Material Parent Subsidiary is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (b) A true and complete list of all the Material Parent Subsidiaries, together with the jurisdiction of incorporation or organization of each Material Parent Subsidiary and which identifies the percentage (direct or indirect) of equity ownership of each Material Parent Subsidiary owned by Parent, is set forth in Section 4.01(b) of the Parent Disclosure Schedule. Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or other entity, which entity, if it were a Parent Subsidiary, would also be a Material Parent Subsidiary.

          (c) Each subsidiary of Parent (each, a “Parent Subsidiary”) that constitutes a significant subsidiary of Parent within the meaning of Rule 1-02 of Regulation S-X of the SEC to Parent’s business as a whole is so identified in Section 4.01(c) of the Parent Disclosure Schedule and, including LNM, from and after the date of the closing of the LNM Transaction, is referred to herein as a “Material Parent Subsidiary”.

          SECTION 4.02 Certificate of Incorporation and By-Laws. Parent has heretofore made available to the Company a complete and correct copy of the Deed of Incorporation (Akte van oprichting) and the Articles of Association (Statuten) of Parent and the Certificate of Incorporation and By-Laws or equivalent organization documents of Merger Sub, each as amended to date. Such Deed of Incorporation and Articles of Association of Parent, and the Certificates of Incorporation and By-Laws or equivalent organization documents of Merger Sub and each Material Parent Subsidiary, are in full force and effect. Neither Parent, Merger Sub nor any Material Parent Subsidiary is in material violation of any of the provisions of, in the case of Parent, its Deed of Incorporation or Articles of Association, or, in the case of Merger Sub or any Material Parent Subsidiary, its Certificate of Incorporation or By-Laws or equivalent organization documents.

          SECTION 4.03 Capitalization. (a) The authorized share capital of Parent consists of EUR 12,215,000 divided into (i) 500,000,000 Parent Class A Shares and (ii) 72,150,000 Class B Shares (“Parent Class B Shares”). As of the date of this Agreement, (i) 54,850,000 Parent Class A Shares are issued and outstanding, all of which are validly issued, fully paid and non-assessable, (ii) 72,150,000 Parent Class B Shares are issued and outstanding all of which are validly issued, fully paid and non-assessable, (iii) 9,389,566 Parent Class A Shares were held in the treasury of Parent, (iv) there are no Parent Class A Shares held by the Parent Subsidiaries, (v) there are no Parent Class A Shares reserved for future issuance pursuant to stock options under the Purchaser Stock Option Plan. Except as set forth in this Section 4.03 and except for stock options granted pursuant to the stock option plans of Parent, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued share capital of Parent or any Material Parent Subsidiary or obligating Parent or any Material Parent Subsidiary to issue or sell any shares of, or other equity interests in, Parent or any Material Parent Subsidiary. All Parent Class A Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except with respect to equity interests of certain Parent Subsidiaries, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary. Except with respect to equity interests of certain Parent Subsidiaries, there are no outstanding contractual obligations of Parent or any Parent Subsidiary to provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other Person. All outstanding shares of Parent capital stock, all outstanding Parent stock awards, and all outstanding shares of capital stock of each Material Parent Subsidiary have been issued and granted in compliance with (i) all applicable securities laws and other applicable Laws and (ii) all requirements set forth in applicable contracts.

          (b) The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights in respect thereof and all of which are owned by Parent free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent’s or Merger Sub’s voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (c) The Parent Class A Shares to be issued pursuant to the Merger in accordance with Section 2.01 will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or rights of first refusal created by statute, Parent’s Articles of Association or any agreement to which Parent is a party or is bound and (ii) will, when issued, be registered under the Securities Act and Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

          SECTION 4.04 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Transactions, the approval of a majority of the then outstanding voting power of the Parent Class A Shares and Parent Class B Shares with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

          SECTION 4.05 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Articles of Association of Parent or the Certificate of Incorporation or By-laws or any equivalent organizational documents of Merger Sub or any Material Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent, Merger Sub or any Parent Subsidiary or by which any property or asset of Parent, Merger Sub and any Parent Subsidiary is bound or affected or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent, any Material Parent Subsidiary or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to clause (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the Exon-Florio Provision, the HSR Act, the Foreign Merger Filings and

filing and recordation of appropriate merger documents as required by the DGCL, (ii) the consummation of the LNM Transaction and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          SECTION 4.06 Permits; Compliance. Each of Parent, Merger Sub and the Material Parent Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent, Merger Sub or the Material Parent Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Parent Permits”), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would not, individually or in the aggregate, have a Parent Material Adverse Effect. As of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would not, individually or in the aggregate, have a Parent Material Adverse Effect. Neither Parent, Merger Sub nor any Parent Subsidiary is in conflict with, or in default, breach or violation of, (a) any Law applicable to Parent, Merger Sub or any Parent Subsidiary or by which any property or asset of Parent, Merger Sub or any Parent Subsidiary is bound or affected or (b) any Parent Permit, except for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

          SECTION 4.07 SEC Filings; Financial Statements. (a) Parent and, to the extent required, each Parent Material Subsidiary, has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 2001 and furthermore Parent, and to the extent required each Parent Material Subsidiary, has fulfilled its obligations to timely publish its annual financial statements for the financial years 2002 and 2003. Each of (i) Parent’s Annual Report on Form 20-F for the fiscal year ended December 31, 2003, (ii) Parent’s Quarterly Reports on Form 6-K for the periods ended March 31, 2004 and June 30, 2004, (iii) any effective registration statement filed with the SEC since January 1, 2002, (iv) all reports on Form 6-K filed with the SEC (as opposed to furnished) since the filing date of Parent’s Form 6-K for the period ended June 30, 2004 and (v) all other forms, reports and other registration statements filed by Parent with the SEC since January 1, 2003 (collectively, the “Parent SEC Reports”), (A) were prepared in all material respects in accordance with either the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and (B) did not, at the time they were filed, or, if amended or supplemented, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent that information contained in any Parent SEC Reports has been revised or superseded by a Parent SEC Report filed as of a later date (but before the date of this Agreement) and is publicly available.

          (b) Each of the consolidated financial statements of Parent together with the Parent Subsidiaries (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 6-K of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments in amounts that are immaterial in nature and amount and are consistent with past experience).

          (c) Included in Section 4.07(c) of the Parent Disclosure Schedule are (i) the unaudited consolidated balance sheet and related unaudited consolidated statements of income and stockholders equity and cash flow of LNM and its subsidiaries at and for the six months ended June 30, 2004 (the “LNM Interim Financials”), and (ii) the audited consolidated balance sheets and related audited consolidated statements of income and stockholders’ equity and cash flow of LNM and its subsidiaries at and for the twelve months ended December 31, 2001, December 31, 2002 and December 31, 2003 (the “LNM Audited Financials”).

          (d) Each of the consolidated financial statements of LNM and its subsidiaries (including, in each case, any notes thereto) contained in the LNM Interim Financials and the LNM Audited Financials was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of LNM and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments in amounts that are immaterial in nature and amount and are consistent with past experience).

          (e) Except as and to the extent set forth on any of (i) the audited consolidated balance sheet of Parent as of December 31, 2003 and (ii) the unaudited consolidated balance sheet of Parent for the period ended June 30, 2004, each including the notes thereto (the “Parent 2003-4 Balance Sheets”), neither Parent nor any Parent Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that is required by GAAP to be recorded as a liability on a balance sheet of Parent or disclosed in the footnotes thereto, except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since June 30, 2004, which would not have a Parent Material Adverse Effect.

          (f) Parent has timely filed all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Parent SEC Report. Parent maintains disclosure controls and procedures as required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning Parent and Parent Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Parent’s SEC filings. Parent has established and maintained a reporting system permitting employees to anonymously report alleged accounting irregularities and other matters as required by Law. As of the date hereof, Parent is not conducting or required to conduct any investigation as a result of any such report that, to Parent’s knowledge, is reasonably likely to have a material effect on Parent’s past or future reported results of operation or financial position. No attorney representing Parent or any Parent Subsidiary has reported in writing evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its officers, directors, employees or agents to the Parent Board or any committee thereof or to any director or executive officer of Parent.

          SECTION 4.08 Absence of Certain Changes or Events. Since December 31, 2003, except as expressly contemplated by this Agreement, or specifically disclosed in any Parent SEC Report filed since December 31, 2003 and (a) prior to the date of this Agreement, Parent and the Parent Material Subsidiaries have conducted their business only in the ordinary course and in a manner consistent with past practice in all material respects, (b) prior to the date of the Agreement, there has not been any Parent Material Adverse Effect and (c) prior to the date of this Agreement, none of Parent or any Material Parent Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.02(b).

          SECTION 4.09 Absence of Litigation. Except as specifically disclosed in any Parent SEC Report filed prior to the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened against Parent, Merger Sub or any Parent Subsidiary, or any material property or asset of Parent, Merger Sub or any Parent Subsidiary, before any Governmental Authority that (a) individually or in the aggregate, has had or would have a Parent Material Adverse Effect or (b) seeks to materially delay or prevent the consummation of the Merger. Neither Parent, Merger Sub nor any Parent Subsidiary nor any material property or asset of Parent, Merger Sub or any Material Parent Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority that would, individually or in the aggregate, have a Parent Material Adverse Effect.

          SECTION 4.10 Richmond Agreement. Parent has entered into the Richmond Agreement. The Richmond Agreement is a legal, valid and binding agreement, and is not in default by its terms nor has it been canceled by either party, (b) to Parent’s knowledge, all of the representations and warranties of Richmond contained in the Richmond Agreement are true and correct in all respects except where failure of such representations to be so true and correct would not in the aggregate have a Parent Material Adverse Effect, (c) Richmond is not in breach or violation of, or default under, the Richmond Agreement, (d) Parent is not in breach or violation of, or default under, the Richmond Agreement, (e) Parent has not received any claim of default under such agreement and (f) neither the execution of this Agreement nor the consummation of any Transaction shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect the rights of Parent for indemnification under the Richmond Agreement. Parent has furnished or made available to the Company a true and complete copy of the Richmond Agreement, including any amendments thereto.

          SECTION 4.11 Labor and Employment Matters. (a) There are no controversies pending or, to the knowledge of Parent, threatened between Parent or any Parent Subsidiary and any of their respective employees, which controversies would, individually or in the aggregate, have a Parent Material Adverse Effect and (b) as of the date hereof, there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of Parent, threat thereof, by any union or significant group of union workers, by or with respect to any employees of Parent or any Parent Subsidiary. There are no consents of a labor union which is a party to the collective bargaining agreements with Parent or any Material Parent Subsidiary required to consummate the Transactions.

          SECTION 4.12 Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

          SECTION 4.13 Tax Matters. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action or know of any fact that is reasonably likely to prevent (i) the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) compliance by the parties with the “active trade or business test” set forth in Treasury Regulation Section 1.367(a)-3(c)(3).

          SECTION 4.14 Board Approval; Vote Required. (a) The Parent Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way as of the date hereof, has duly (i) determined that the Transactions are consistent with and in furtherance of the long term business and strategy of Parent and are fair to and in the best interests of Parent and its Shareholders, (ii) approved the Transactions and declared their advisability and (iii) recommended that the shareholders of Parent approve the Transactions and directed that the Transactions be submitted for consideration by the Parent’s stockholders at the Parent Shareholders’ Meeting.

          (b) The only vote of the holders of any class or series of capital stock of the Company necessary to approve the Transactions, is the affirmative vote of a majority of the then outstanding voting power of Parent Class A Shares and Parent Class B Shares in favor of the approval of the Transactions.

          SECTION 4.15 Certain Business Practices. None of Parent, any Parent Subsidiary or, to the Parent’s knowledge, any directors, officers, agents or employees of Parent or any Parent Subsidiary, in each case acting on behalf of Parent or any Parent Subsidiary has (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA or (c) made any payment in the nature of criminal bribery.

          SECTION 4.16 Related Party Transactions. To the knowledge of Parent, since December 31, 2003, no current director, executive officer or other affiliate of Parent or any Parent Subsidiary has (or had at the time of such transaction), directly or indirectly engaged in any interested party transactions of a nature required to be described in the footnotes to audited financial statements by US GAAP as Related Party transactions, except as and to the extent set forth in the footnotes to any of (i) the audited financial statements of Parent, and (ii) with respect to the remaking of this representation and warranty as of the Effective Time, the audited financial statements of LNM, or in each case, in the ordinary course and consistent with past practices and as would not have a Parent Material Adverse Effect.

          SECTION 4.17 Brokers. No broker, finder or investment banker (other than Credit Suisse First Boston) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

ARTICLE V
CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 5.01 Conduct of Business by the Company Pending the Merger. (a) The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule, or as expressly contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed:

      (i) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

      (ii) the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the key current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with material customers, suppliers and other persons with which the Company or any Company Subsidiary has significant material business relations.

          (b) By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent, which consent will not be unreasonably withheld or delayed:

      (i) amend or otherwise change the Certificate of Incorporation or By-laws of the Company;

      (ii) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any shares of any class of capital stock of the Company or any Material Company Subsidiary, or any options (except upon exercise of existing stock options), warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Material Company Subsidiary or (B) any assets of the Company or any Material Company Subsidiary, except for (w) granting of Permitted Liens in the ordinary course of business and in a manner consistent with past practice, (x) for sales, pledges, disposals or encumbrances of assets not involving $25 million in the aggregate, (y) sales of inventory in the ordinary course of business and (z) sales of the assets listed on Section 5.01(b)(ii) of the Company Disclosure Schedule after written notice to, and reasonable consultation with, Parent;

      (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the Company’s capital stock;

      (iv) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Company’s capital stock;

      (v) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or, except as permitted by clause (C) of this Section 5.01(b)(v), any amount of assets in excess of $25 million in the aggregate, (B) incur any indebtedness for borrowed money or issue any debt securities in excess of $25 million in the aggregate or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person other than any Company Subsidiary, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice, or (C) authorize, or make any commitment with respect to any individual capital expenditure in excess of $5 million, other than authorizations and commitments with respect to capital expenditures that are made or entered into after written notice to, and reasonable consultation with, Parent;

      (vi) hire any additional employees except in the ordinary course of business and consistent with past practices or increase the compensation payable or to become payable or the benefits provided to its directors or officers, except as required by law or existing agreement, or increase the compensation payable or to become payable or the benefits to be provided to its employees, except for an increase as set forth in Section 5.01(b)(vi) of the Company Disclosure Schedule in salaries or wages of employees of the Company or any Company Subsidiary who are not directors or officers of the Company or any Material Company Subsidiary, or, except as required by Law or any existing agreement or Plan, grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or, except in the ordinary course of business, to any employee of the Company or of any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or group of employees;

      (vii) (A) exercise its discretion with respect to or otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of the Merger, any other change of control of the Company (as defined in the Company Stock Option Plans) or otherwise or (B) exercise its discretion with respect to or otherwise amend, modify or supplement the Company’s stock purchase plan;

      (viii) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except as required by GAAP or applicable Law;

      (ix) except in the ordinary course of business consistent with past practice, make, change or revoke any material Tax election, settle or compromise any material Tax liability, consent to any claim or assessment relating to a material amount of Taxes or any waiver of the statute of limitations, change any method of Tax accounting or, file any amended Tax Return or claim for refund of material Taxes;

      (x) commence, settle, pay, discharge or satisfy any Actions, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $20 million in the aggregate, other than the payment, discharge or satisfaction of obligations other than Actions, in the ordinary course of business and consistent with past practice;

      (xi) enter into, amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of the Company’s or any Subsidiary’s material rights thereunder, other than in the ordinary course of business and consistent with past practice;

      (xii) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or

      (xiii) enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

          SECTION 5.02 Conduct of Business by Parent Pending the Merger. (a) Parent agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02(a) of the Parent Disclosure Schedule, or as expressly contemplated by any other provision of this Agreement, unless the Company shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed:

      (i) the businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

      (ii) Parent shall use its reasonable best efforts to preserve substantially intact the business organization of Parent and the Parent Subsidiaries, to keep available the services of the key current officers, employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with material customers, suppliers and other persons with which Parent or any Parent Subsidiary has material business relations.

          (b) By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or as set forth in Section 5.02(b) of the Parent Disclosure Schedule, Parent agrees that from the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, neither Parent nor any Parent Subsidiary shall, directly or indirectly, unless the Company shall otherwise consent in writing, which consent will not be unreasonably withheld or delayed:

      (i) issue, sell, dispose of or grant, or authorize the issuance, sale, disposition or grant of, any shares of any class of capital stock of Parent, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of Parent except pursuant to the terms of the Richmond Agreement or in exchange for fair market value;

      (ii) declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to any of Parent’s capital stock other than as set forth on Section 5.02(b)(ii) of the Parent Disclosure Schedule; reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of Parent’s capital stock;

      (iii) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporations, partnerships, other business organizations or any divisions thereof or any material amount of assets in one or more transactions involving consideration in excess of $1.5 billion in the aggregate;

      (iv) directly or indirectly, take, or propose to take, without the prior written consent of the Company, any action with the intent to cause Parent’s representations and warranties set forth in Article IV to be untrue in any material respect;

      (v) amend, modify or waive any closing condition or financial term of the Richmond Agreement in a manner that would adversely affect Parent’s rights thereunder;

      (vi) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets in excess of $1.5 billion in the aggregate;

      (vii) amend or otherwise change the Deed of Incorporation (Akte van oprichting) or the Articles of Association (Statuten) of Parent except as required by, the LNM Transaction or the actions authorized pursuant to the shareholder vote in connection therewith; or

      (viii) enter into any formal binding agreement or otherwise make a commitment, to do any of the foregoing.

ARTICLE VI
ADDITIONAL AGREEMENTS

          SECTION 6.01 Registration Statement; Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall prepare and file with the SEC the proxy statement to be sent to the stockholders of the Company relating to the meeting of the Company’s stockholders (the “Company Stockholders’ Meeting”) to be held to consider approval and adoption of this Agreement or any information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, being referred to herein as the “Proxy Statement”) and (ii) Parent shall prepare and file with the SEC a registration statement on Form F-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the Parent Class A Shares to be issued to the stockholders of the Company pursuant to the Merger. Parent and the Company each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Parent shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of Parent Class A Shares pursuant to the Merger. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders.

          (b) Except as permitted by Section 6.04(c), the Company covenants that none of the Company Board or any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Company Board or any committee thereof of this Agreement, the Merger or any other Transaction (the “Company Recommendation”) and the Proxy Statement shall include the Company Recommendation.

          (c) No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party (such approval not to be unreasonably withheld or delayed). Parent and the Company each will advise the other, promptly after they receive notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Parent Class A Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          (d) Parent represents that the information supplied by Parent for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the

Company Stockholders’ Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent, Merger Sub or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          (e) The Company represents that the information supplied by the Company expressly for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders’ Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company which is required by the applicable rules and regulations to be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

          SECTION 6.02 Company Stockholders’ Meeting and Parent Shareholders’ Meeting. (a) The Company shall call and hold the Company Stockholders’ Meeting as promptly as practicable for the purpose of voting upon the adoption of this Agreement and the Company shall use its reasonable best efforts to hold the Company Stockholders’ Meeting as soon as practicable after the date on which the Registration Statement becomes effective. In no event shall the Company be required to hold the Company’s Stockholders’ Meeting prior to the date that is 60 days after the date hereof. The Company shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders, except in the event and to the extent that the Company Board, in accordance with Section 6.04(c), withdraws or modifies the Company Recommendation.

          (b) Parent shall call and hold a general meeting of the shareholders of the Parent (the “Parent Shareholders’ Meeting”) for the purpose of voting upon the approval of this Agreement and the Transactions and Parent shall use its reasonable best efforts to hold the Parent Shareholders’ Meeting as promptly as practicable after the date on which the Euronext Prospectus is approved by Euronext.

          SECTION 6.03 Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement until the Effective Time,

      (i) the Company shall (and shall cause its subsidiaries to): (A) provide to Parent (and Parent’s officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof, including access to conduct any reasonable environmental assessment and (B) furnish promptly to Parent such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent or its Representatives may reasonably request; and

      (ii) Parent shall (and shall cause its subsidiaries to, and use its reasonable best efforts to cause LNM to): (A) provide to the Company and the Company’s Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of Parent and the Parent Subsidiaries and to the books and records thereof and (B) furnish promptly to the Parent such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of Parent and the Parent Subsidiaries (including for the purposes of this Section 6.03(a)(ii)(B), LNM and its Subsidiaries) as is reasonably necessary in order for the Company to perform a due diligence review with respect to the representations, warranties and covenants provided to the Company pursuant to this Agreement.

          (b) All information obtained by Parent or the Company pursuant to this Section 6.03 shall be kept confidential in accordance with the confidentiality agreement, dated September 28, 2004 (the “Confidentiality Agreement”), between Parent and the Company.

          (c) No investigation pursuant to this Section 6.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

          (d) Each of the Parent and the Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of the transactions contemplated by this Agreement.

          SECTION 6.04 No Solicitation of Transactions. (a) The Company agrees that neither it nor any Company Subsidiary nor any of the directors, officers or employees of it or any Company Subsidiary will, and that it will not authorize or permit its and the Company Subsidiaries’ agents, advisors and other representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any Subsidiary), to, directly or indirectly, (i) solicit (including by way of furnishing nonpublic information), or take any other action intended or reasonably likely to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or (ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction, or (iv) authorize or permit any of the officers, directors or employees of the Company or any of the Company Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of the Company Subsidiaries, to take any such action. The Company shall notify Parent as promptly as practicable (and in any event within one (1) day after an executive officer of the Company attains knowledge thereof), orally and promptly thereafter in writing, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact. The Company shall provide Parent with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Company Board) of any meeting of the Company Board at which the Company Board is expected to discuss any Competing Transaction. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party and the Company also agrees to promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or any Company Subsidiary, if any, to return (or if permitted by the applicable confidentiality agreement, destroy) all confidential information heretofore furnished to such person by or on behalf of the Company or any Company Subsidiary and, if requested by Parent, to enforce such person’s obligation to do so.

          (b) Notwithstanding anything to the contrary in this Section 6.04, the Company Board may furnish or cause to be furnished information to, and enter or cause to be entered into discussions with, a person who has made an unsolicited, written proposal or offer regarding a Competing Transaction, if the Company Board has (i) determined, in its good faith judgment (after consultation with a financial advisor), that such proposal or offer constitutes a Superior Proposal, (ii) provided written notice to Parent of its intent to furnish information to or enter into discussions with such person at least three business days prior to taking any such action and (iii) obtained from such person an executed confidentiality agreement on terms determined by the Company in good faith not to be substantially less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under this Agreement). The Company will use reasonable best efforts to keep Parent informed on a reasonably prompt basis of the status of any negotiations it enters into with any Person regarding a Superior Proposal, including any material amendments or proposed material amendments thereto. The Company will provide Parent with all information regarding the Company with which Parent has not previously been provided that is provided to any person making a Superior Proposal.

          (c) Except as permitted by this Section 6.04(c), neither the Company Board nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the Company Recommendation (a “Change in the Company Recommendation”) or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction. Notwithstanding the foregoing, if the Company Board determines, in its good faith judgment prior to the time of the Company Stockholders’ Meeting and after consultation with legal counsel (who may be the Company’s regularly engaged legal counsel), that it is required to make a Change in the Company Recommendation to comply with its fiduciary obligations to the Company and its stockholders under applicable Law, the Company Board may (i) make a Change in the Company Recommendation or (ii) terminate this Agreement pursuant to Section 8.01(j), but only, in the case of this clause (ii), (A) after providing written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and indicating that the Company Board intends to consider whether to effect a Change in the Company Recommendation and (B) if Parent does not, within three (3) business days of Parent’s receipt of the Notice of Superior Proposal, make an offer that the Company Board determines at meeting of the Company Board held for such purpose, in its good faith judgment (after consultation with a financial advisor) to be at least as favorable to the Company’s stockholders as such Superior Proposal. No disclosure that the Company Board may determine in good faith (after consultation with counsel, who may be the Company’s regularly engaged counsel) that it or the Company is required to make under applicable Law will constitute a violation of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company to call, give notice of, convene and hold the Company Stockholders’ Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Competing Transaction, or by any Change in the Company Recommendation. The Company shall not submit to the vote of its stockholders any Competing Transaction, or propose to do so, except as permitted herein.

          (d) A “Competing Transaction” means any of the following (other than the Transactions): (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any Material Company Subsidiary; (ii) any sale, lease, exchange, transfer or other disposition (including a disposition of stock of one or more Company Subsidiaries) of 15% or more of the assets of the Company and the Company Subsidiaries taken as a whole; (iii) any sale, exchange, transfer or other disposition of 15% or more of any class of equity securities of the Company or any Material Company Subsidiary; (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 15% or more of any class of equity securities of the Company; (v) any solicitation in opposition to adoption of this Agreement by the Company’s stockholders or (vi) any other transaction the consummation of which would reasonably be expected to prevent or materially delay any of the Transactions.

          (e) A “Superior Proposal” means an unsolicited written proposal or offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, share exchange, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of more than 50% of the then outstanding shares of voting stock of the Company, in each case on pricing and other terms (including conditions to consummation of the contemplated transaction) that the Company Board determines, in its good faith judgment (after consultation with a financial advisor), to be more favorable to the Company stockholders than the Merger.

          SECTION 6.05 Certain Post-Closing Matters. From and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to honor in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Company Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of the Company or any Subsidiary. In addition, if the Closing occurs, the parties identified in Section 6.05 of the Parent Disclosure Schedule will take the actions therein specified.

          SECTION 6.06 Certain Employee Benefits and Other Matters. (a) Promptly after the Effective Time, Parent will cause (i) a member of the Company Board designated for such purpose prior to the Closing by the Company Board, after consultation with Parent, or, if no such individual is so designated, the Chairman of the Company Board, to be elected to Parent’s Board of Directors and (ii) the Company’s CEO to be made the chief executive officer for all Parent’s United States operations; provided, however, that if the Company’s current CEO no longer holds that position at the time of the closing, then Parent’s obligations under this clause (ii) will be solely to consult with the Company Board prior to the closing before making any substitute appointment.

          (b) On or prior to December 31, 2004, the Company shall pay to each participant in the Company’s Officer Cash and Stock Bonus Plan and the Return on Equity Bonus Program the participant’s bonus for the fiscal year ending December 31, 2004.

          SECTION 6.07 Directors’ and Officers’ Indemnification and Insurance. (a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article VIII and IX of the Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

          (b) After the Effective Time, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or whom becomes prior to the Effective Time, a director, officer or employee of the Company or any of the Company Subsidiaries or who is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer or employee of another person (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that such individual is or was a director, officer or employee of the Company or any of the Company Subsidiaries or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Effective Time, the Surviving Corporation will indemnify, defend and hold harmless, such Indemnified Parties against such claims, actions or suits or proceedings, to the fullest extent that would be permitted under the DGCL (including reimbursement for reasonable fees and expenses incurred in advance of the final disposition of any claim, action, suit, proceeding or investigation to each Indemnified Party) (assuming for purposes of applying any applicable limitations on indemnification under the DGCL that they were directors, officers or employees of the Surviving Corporation at the time of the relevant action or inaction). From and after the Effective Time, the Surviving Corporation will fulfill and honor in all material respects the obligations of the Company to indemnify, defend and hold harmless, the Indemnified Parties as provided in the Company’s Certificate of Incorporation and Bylaws in effect on the date hereof, and any agreement specifically listed in Section 6.07 (b) of the Company Disclosure Schedule; provided, however, to the extent any such matter arises out of service by any such individual as a director or officer of Parent or any Parent Subsidiary as of or after the Effective Time, such indemnity shall be provided in accordance with the Deed of Incorporation and Articles of Association of Parent, as in effect from time to time, and any director and officer indemnification agreements between Parent and such person.

          (c) The Surviving Corporation shall use its reasonable best efforts to maintain in effect for six years from the Effective Time, if available, the directors’ and officers’ liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Effective Time[; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.07(c) more than an amount per year equal to 250% of current annual premiums paid by the Company for such insurance which amount is set forth in Section 6.07(c) of the Company Disclosure Schedule (the “Maximum Premium”). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent will maintain policies of directors’ and officers’ insurance obtainable for an annual premium equal to the Maximum Premium.

          (d) In the event that Parent or the Surviving Corporation or their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that the successor and assign of Parent or the Surviving Corporation, as the case may be, shall assume responsibility and liability for the obligations set forth with respect to Parent or the Surviving Corporation, as the case may be, in this Section 6.07.

          SECTION 6.08 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which the notifying party determines could reasonably be expected to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect (b) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy, in any material respect, any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Parent shall give prompt notice to the Company of the occurrence of any material breach of the Richmond Agreement by any party thereto.

          SECTION 6.09 Company Affiliates. No later than 30 days after the date of this Agreement, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company’s judgment, on such date, affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being a “Company Affiliate”)) of the Company. The Company shall provide Parent with such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its reasonable best efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit 6.09, executed by each of the Company Affiliates identified in the foregoing list and any person who shall, in the Company’s judgment, have become a Company Affiliate subsequent to the delivery of such list.

          SECTION 6.10 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (a) make as soon as reasonably practicable its respective filings, and thereafter make any other required submissions, under the HSR Act and the Foreign Merger Filings with respect to the Transactions and (b) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company and the Company Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger; provided that neither Merger Sub nor Parent will be required by this Section 6.09 to take any action, including entering into any consent decree, hold separate order or other arrangement, that (x) (i) requires the divestiture of any assets of any of Merger Sub, Parent or any of their respective subsidiaries or (ii) limits Parent’s freedom of action with respect to, or its ability to retain, any of Parent’s or its affiliates’ assets or businesses, that, in any such case, if such action were to be taken with respect to a comparable amount of assets or businesses of the Company and the Company Subsidiaries, would have a Company Material Adverse Effect; or (y) (i) requires the divestiture of any assets of any of the Company or any Company Subsidiary or (ii) limits Parent’s freedom of action with respect to, or its ability to retain, the Company and the Company Subsidiaries or any of the Company and the Company Subsidiaries’ assets or businesses that, in any such case, would have a Company Material Adverse Effect. Parent shall give notice promptly to the Chairman of the Committee on Foreign Investment in the United States pursuant to the Exon-Florio Provision of the Transactions, and each of the parties hereto shall make such additional filings and submissions as may be reasonably advisable under the Exon-Florio Provision in respect of the Transactions. In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties shall cause their respective proper officers and directors to use their reasonable best efforts to take all such action.

          SECTION 6.11 Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could (i) prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code, or (ii) cause the parties to fail to comply with the requirements set forth in Treasury Regulations Section 1.367(a)-3(c). Notwithstanding the foregoing, the parties acknowledge and agree that any decision by Parent whether to exercise any of the rights set forth in Section 1.01(b) shall remain within the sole and absolute discretion of Parent.

          SECTION 6.12 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement.

          SECTION 6.13 Consents of Accountants. Parent and the Company will each use all reasonable efforts to cause to be delivered to each other consents and comfort letters from their respective independent auditors, in form reasonably satisfactory to the recipient and customary in scope and substance for consents and comfort letters delivered by independent public accountants in connection with registration statements on Form F-4 under the Securities Act and the Euronext Prospectus.

          SECTION 6.14 NYSE Listing. Parent shall promptly prepare and submit to the New York Stock Exchange, Inc. (“NYSE”) and Euronext a listing application covering the Parent Class A Shares to be issued in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Class A Shares, subject to official notice of issuance to NYSE and will not voluntarily withdraw such listings within three years of the Effective Date, and Euronext, and the Company shall cooperate with Parent with respect to such listing.

          SECTION 6.15 Subsequent Financial Statements. The Company shall, if it determines that doing so is practicable, prior to making publicly available its financial results for any period after the date of this Agreement and prior to filing any report or document with the SEC after the date of this Agreement, furnish drafts of such document to Parent, it being understood that Parent shall have no liability by reason of such consultation.

          SECTION 6.16 Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Parent and the Company. Thereafter, unless otherwise required by applicable Law or the requirements of the NYSE or Euronext, each of Parent and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions.

          SECTION 6.17 Shareholder Circular/Prospectus. (a) As promptly as practicable after the execution of this Agreement and prior to the Effective Time, Parent shall prepare the shareholder circular in connection with the approval to be obtained from the shareholders of Parent for the Transactions and shall prepare and file with Euronext the prospectus to be made available in connection with the Transactions (the “Euronext Prospectus”). Parent shall use its reasonable best efforts to cause the Euronext Prospectus to be cleared as promptly as practicable by Euronext. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with the preparation and clearing by Euronext of the Euronext Prospectus. Parent shall use its reasonable best efforts to ensure that the Euronext Prospectus is available following the clearing of the Euronext Prospectus by Euronext.

          (b) The Company shall have an opportunity to review in advance all written submissions to or filings with Euronext, to participate in discussions with Euronext in connection with drafts of the Euronext Prospectus and to comment on the sections of such submissions or filings that include any disclosure relating to the Company, any of the Company Subsidiaries, and their respective businesses, this Agreement or the Transactions and Parent shall consider in good faith and take into account any comments which the Company may provide to Parent with respect to any drafts of the Euronext Prospectus reviewed by the Company.

          (c) The Euronext Prospectus shall include the recommendation of the Parent Board to the shareholders of Parent in favor of approval of this Agreement and approval of the Transactions.

          (d) The Company represents and warrants that the information supplied by the Company expressly for inclusion in the Euronext Prospectus shall not, at (i) the time the Euronext Prospectus is approved by Euronext, (ii) the time the Euronext Prospectus (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Parent, (iii) the time of the Parent Shareholders’ Meeting and (iv) the Effective Date, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Date, any event or circumstance relating to the Company, or its respective officers or directors, should be discovered by the Company which is required by applicable rules and regulations to be set forth in an amendment or a supplement to the Euronext Prospectus, the Company shall promptly inform Parent.

          (e) Parent represents and warrants that the information supplied by Parent for inclusion in the Euronext Prospectus shall not, at (i) the time the Euronext Prospectus is approved by Euronext, (ii) the time the Euronext Prospectus (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Parent, (iii) the time of the Parent Shareholders’ Meeting and (iv) the Effective Date, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Date, any event or circumstance relating to Parent or any Parent Subsidiary thereof, or their respective officers or directors, should be discovered by Parent which should be set forth in an amendment or a supplement to the Euronext Prospectus, Parent shall promptly inform the Company. Parent represents and warrants to the Company that the Euronext Prospectus will comply as to form and substance in all material respects with the applicable requirements of the listing and issuing rules of Euronext (Fondsenreglement) and Euronext announcements.

          SECTION 6.18 Sale and Charter; Capital Expenditures. (a) Prior to the Closing, with respect to those certain shipping vessels owned by the Company and used for shipping in the Great Lakes region of the United States as described in Section 6.18 of the Company Disclosure Schedule (the “Great Lakes Shipping Vessels”), the Company shall consummate a transaction in which it transfers ownership of the Great Lakes Shipping Vessels to a third party approved by the United States Maritime Administration and charters from such approved third party the Great Lakes Shipping Vessels.

          (b) Within 15 Business Days after the date hereof Parent and the Company shall cause their representatives to consult with each other for purposes of developing an appropriate program of capital expenditures for the Company to pursue between the date hereof and the Effective Time.

ARTICLE VII
CONDITIONS TO THE MERGER

          SECTION 7.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following conditions:

      (a) LNM Transaction. The LNM Transaction shall have been consummated on the terms set forth in the Richmond Agreement as in effect on the date hereof, with such amendments thereto as have been entered into with the approval of the parties thereto and the Company.

      (b) Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC.

      (c) Company Stockholder Approval. This Agreement shall have been adopted by the requisite affirmative vote of the stockholders of the Company in accordance with the DGCL and the Company’s Certificate of Incorporation.

      (d) Parent Stockholder Approval. This Agreement shall have been adopted by the requisite affirmative vote of the shareholders of Parent in accordance with Section 2:107A of the Dutch Civil Code and the Parent’s Articles of Association (collectively, the “Parent Shareholder Approval”).

      (e) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an “Order”) which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      (f) U.S. Antitrust Waiting Periods. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

      (g) Foreign Merger Approvals. All applicable Foreign Merger Approvals of the transactions contemplated by this Agreement shall have been obtained.

      (h) NYSE Listing. The Parent Class A Shares to be issued in the Merger shall have been authorized for listing on the NYSE and Euronext, subject to official notice of issuance.

          SECTION 7.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

      (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Effective Time, with the same force and effect as if made as of the Effective Time (other than such representations and warranties as are made as of another date which shall be true and correct as of such date), except where the failure to be so true and correct (without giving effect to any limitations or qualification as to “materially” (including the word “material”) or “Company Material Adverse Effect” set forth therein) would not, individually or in the aggregate, have a Company Material Adverse Effect.

      (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

      (c) Officer Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by an executive officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 7.02(a) and 7.02(b).

      (d) Consents. The consents, approvals and authorizations, if any, listed on Section 7.02(d) of the Parent Disclosure Schedule shall have been obtained.

      (e) Material Adverse Effect. No event, circumstance, change or effect shall have occurred since the date of this Agreement that, individually or in the aggregate with all other events, circumstances, changes and effects, is or could reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole; provided, however, that the foregoing clause shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions, or (y) general changes in the industry of manufacturing, processing, selling, marketing and distributing steel in which the Company and the Company Subsidiaries operate that do not have a disproportionate effect (relative to other industry participants) on the Company and the Company Subsidiaries, taken as a whole.

      (f) Tax Opinion. Parent shall have received the opinion of Shearman & Sterling LLP, counsel to Parent, based upon customary or reasonable representations and subject to customary or reasonable limitations and assumptions, to the effect that, for United States federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The representations upon which the opinion is based shall be provided in representation letters signed and dated the date of such opinion by an authorized officer of the representing entity, and shall not have been withdrawn or modified in any material respect as of the Effective Time.

          SECTION 7.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

      (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Effective Time, with the same force and effect as if made as of the Effective Time (other than such representations and warranties as are made as of another date which shall be true and correct as of such date), except where the failure to be so true and correct (without giving effect to any limitations or qualification as to “materially” (including the word “material”) or “Parent Material Adverse Effect” set forth therein) would not, individually or in the aggregate, have a Parent Material Adverse Effect. For the avoidance of doubt, LNM and subsidiaries will be Parent Subsidiaries as of the Effective Time.

      (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

      (c) Officer Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the executive officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 7.03(a), 7.03(b) and 7.03(c).

      (d) Tax Opinion. The Company shall have received the opinion of Jones Day, counsel to the Company, based upon customary or reasonable representations and subject to customary or reasonable limitations and assumptions to the effect that, for United States federal income tax purposes, (1) either (i) the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of section 368(b) of the Code, or (ii) the Reverse-Subsidiary Merger, together with the LMN Transaction, will qualify as transfers of property described in Section 351(a) (subject to Section 351(b)) of the Code by Richmond and each of the stockholders of the Company, and (2) the transfer of Company Shares by the stockholders of the Company will not be subject to Section 367(a)(1) of the Code, which opinion shall not have been withdrawn or modified in any material respect. The representations upon which the opinion is based shall be provided in representation letters signed and dated the date of such opinion by an appropriate officer of the representing entity, and shall not have been withdrawn or modified in any material respect as of the Effective Time.

      (e) Parent Material Adverse Effect. No event, circumstance, change or effect shall have occurred since the date of this Agreement that, individually or in the aggregate with all other events, circumstances, changes and effects, is or could reasonably be expected to be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of Parent and the Parent Subsidiaries taken as a whole, giving effect to the LNM Transaction as if it had closed on the date hereof; provided, however that the foregoing clause shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions, or (y) general changes in the industry of manufacturing, processing, selling, marketing and distributing steel in which Parent and the Parent Subsidiaries operate that do not have a disproportionate effect (relative to other industry participants) on Parent and the Parent Subsidiaries taken as a whole.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.01 Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption of this Agreement by the stockholders of the Company or Parent, as follows:

      (a) by mutual written consent of Parent and the Company duly authorized by the Boards of Directors of Parent and the Company; or

      (b) by either Parent or the Company if the Effective Time shall not have occurred on or before April 30, 2005 (which date may be extended at the written request of either Parent or the Company for up to an additional sixty (60) calendar days to the extent necessary to satisfy the conditions set forth in Section 7.01(f) or Section 7.01(g) and so long as all other conditions have been satisfied or shall be capable of being satisfied); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

      (c) by either Parent or the Company if any Governmental Authority in the United States or The Netherlands shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Merger or the LNM Transaction illegal or otherwise preventing or prohibiting consummation of the Merger or the LNM Transaction; or

      (d) by Parent if a Company Triggering Event shall have occurred; or

      (e) by either Parent or the Company if this Agreement shall fail to receive the requisite vote for adoption at the Company Stockholders’ Meeting; or

      (f) by Parent if the Company Board withdraws, modifies or changes the Company Recommendation in a manner adverse to Parent; or

      (g) by Parent upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) or Section 7.02(b) would not be satisfied (“Terminating Company Breach”); provided, however, that, if such Terminating Company Breach is curable by the Company, Parent may not terminate this Agreement under this Section 8.01(g) for so long as the Company continues to exercise its reasonable best efforts to cure such breach, unless such breach is not cured within 45 days after notice of such breach is provided by Parent to the Company; or

      (h) by the Company upon a breach of any representation, warranty, covenant or agreement on the part of Parent and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) or Section 7.03(b) would not be satisfied (“Terminating Parent Breach”); provided, however, that, if such Terminating Parent Breach is curable by Parent and Merger Sub, the Company may not terminate this Agreement under this Section 8.01(h) for so long as Parent and Merger Sub continue to exercise their reasonable best efforts to cure such breach, unless such breach is not cured within 45 days after notice of such breach is provided by the Company to Parent; or

      (i) by the Company if the Richmond Agreement shall have been terminated prior to consummation of the transactions contemplated thereby, whether or not in accordance with its terms or any of the conditions to consummation in the Richmond Agreement shall have become incapable of being fulfilled; or

      (j) by the Company in order to accept a Superior Proposal; provided that in order for the termination of this Agreement pursuant to this paragraph (j) to be effected, the Company shall have complied with the provisions of the second sentence of Section 6.04(c), and the provisions of Section 8.03(b) (including the payment of the Termination Fee); or

      (k) by either Parent or the Company if this Agreement shall fail to receive the requisite vote for adoption at the Parent Shareholders’ Meeting;

      (l) by Parent if (i) the conditions set forth in Section 7.02(f) or Section 7.03(d) shall not be satisfied or waived, (ii) all other conditions shall have been satisfied, and (iii) five Business Days shall have elapsed after Parent has provided written notice to the Company of its intention to terminate the Agreement pursuant to this Section 8.01(l) without the Company having consented to the completion of Merger as a Reverse-Subsidiary Merger.

For purposes of this Agreement, a “Company Triggering Event” shall be deemed to have occurred if: (i) the Company Board shall have recommended to the stockholders of the Company a Competing Transaction or shall have authorized the Company to enter into any letter of intent or similar document or any agreement, contract or commitment accepting any Competing Transaction; (ii) the Company shall have failed to include in the Proxy Statement the Company Recommendation; (iii) the Company Board fails to reaffirm the Company

Recommendation (which may include a reservation of the right to withdraw or change the Company Recommendation in the future) within five (5) business days after Parent requests in writing that such recommendation be reaffirmed or (iv) a tender offer or exchange offer for 30% or more of the outstanding shares of capital stock of the Company is commenced, and the Company Board fails to recommend against or takes no position with respect to acceptance of such tender offer or exchange offer by its stockholders within ten (10) business days after such tender offer or exchange offer is commenced.

          SECTION 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto, except (a) for Sections 8.03, 8.04 and 8.05 and Article IX and (b) nothing herein shall relieve any party from liability for any willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination; provided, however, that the Confidentiality Agreement shall survive any termination of this Agreement.

          SECTION 8.03 Fees and Expenses. (a) Except as set forth in this Section 8.03, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company and Parent shall each pay one-half of all Expenses for printing, mailing and filing fees relating to (i) printing, filing and mailing the Registration Statement, the Proxy Statement and the Euronext Listing Prospectus and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and (ii) the filing fee for the Notification and Report Forms, if any, filed under HSR Act and the Form CO, if any, filed with the European Commission or any other Foreign Merger Filings, if any, incurred by a party or on its behalf in connection with or related to the preparation, printing, filing and mailing of the Registration Statement, the Proxy Statement and the Euronext Listing Prospectus, the solicitation of stockholder approvals, the filing of any required notices under the HSR Act or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement. As used in this Section 8.03, “Expenses” means expenses as defined in the preceding sentence plus all other reasonable, documented out-of-pocket costs and expenses, including all fees and expenses or counsel, accountants, experts, investment bankers and other third-party fees and expenses, incurred by a party or on its behalf in connection with or relating to the authorization, preparation, negotiation, execution, performance or enforcement of this Agreement.

          (b) The Company agrees that:

      (i) if Parent shall terminate this Agreement pursuant to Section 8.01(d); or

      (ii) if (A) Parent or the Company shall terminate this Agreement pursuant to Section 8.01(b) and (B) (x) prior to the time of such termination a Competing Transaction shall have been communicated to the Company Board with respect to the Company and not withdrawn and (y) the Company enters into an agreement providing for a Third Party Acquisition within 12 months after the date of such termination; or

      (iii) if (A) Parent or the Company shall terminate this Agreement pursuant to Section 8.01(e), and (B) (x) prior to the time of such failure to so approve this Agreement or the Merger, a Competing Transaction shall have been publicly announced and not withdrawn with respect to the Company and (y) the Company enters into an agreement for a Third Party Acquisition within 12 months after the date of such termination;

      (iv) if Parent shall terminate this Agreement pursuant to Section 8.01(f) and prior to the time of such termination a Competing Transaction shall have been communicated to the Company Board and not withdrawn with respect to the Company; or

      (v) if the Company shall terminate this Agreement pursuant to Section 8.01(j);

then the Company shall pay to Parent upon termination of this Agreement, in the case of clause (b)(i), (b)(iv) or (b)(v) above, and upon entering into an agreement for a Third Party Acquisition, in the case of clause (b)(ii) or (b)(iii) above, a fee of $130,000,000 (the “Company Fee”), which amount shall be payable in immediately available funds.

          (c) The Company agrees that:

      (i) if Parent shall terminate this Agreement pursuant to Section 8.01(e) and (x) prior to the time of such termination no Competing Transaction has been publicly announced with respect to the Company and not withdrawn and (y) neither Parent nor Merger Sub is in material breach of its covenants and agreements or its representations and warranties contained in this Agreement; or

      (ii) if Parent shall terminate this Agreement pursuant to Section 8.01(f) and (x) prior to the time of such termination no Competing Transaction has been communicated to the Company Board and not withdrawn and (y) neither Parent nor Merger Sub is in material breach of its covenants and agreements or its representations and warranties contained in this Agreement; or

      (iii) if Parent shall terminate this Agreement pursuant to Section 8.01(g) and neither Parent nor Merger Sub is in material breach of its covenants and agreements or its representations and warranties contained in this Agreement;

then the Company shall, provided no payment is made or payable pursuant to Section 8.03(b), reimburse Parent (not later than one business day after submission of statements and documentation therefor) for all of its Expenses up to an amount equal to the amount of Parent’s Expenses, up to a maximum of $10,000,000.

          (d) Parent agrees that:

      (i) if the Company shall terminate this Agreement pursuant to Section 8.01(i), then Parent shall pay to the Company upon termination of this Agreement a fee of $130,000,000 (the “Parent Fee”), which amount shall be payable in immediately available funds; and

      (ii) if the Company shall terminate this Agreement pursuant to Section 8.01(h) and 8.01(k) and the Company is not in material breach of its covenants and agreements or its representations and warranties contained in this Agreement, then Parent shall, provided no payment is made or payable pursuant to clause (d)(i) above, reimburse the Company (not later than one business day after submission of statements and documentation therefor) for all of its Expenses up to an amount equal to the amount of the Company’s Expenses, up to a maximum of $10,000,000.

          (e) Each of the parties acknowledges that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other party would not enter into this Agreement. In the event that either party shall fail to pay the amounts due pursuant to Section 8.03 when due, and, in order to obtain such payment, the non-breaching party commences a suit that results in a judgment against the breaching party for the amounts set forth in Section 8.03, the breaching party will pay to the non-breaching party interest on the amounts set forth in Section 8.03, commencing on the date that such amounts became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank’s base rate plus 2.00%. Payment of the fees and expenses described in this Section 8.03 shall not be in lieu of any damages incurred in the event of willful breach of this Agreement.

          (f) “Third Party Acquisition” means any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction or of any direct or indirect parent thereof; (ii) a sale or other disposition by the Company of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the Company’s business immediately prior to such sale or other disposition; (iii) an acquisition by any person or group (including by way of a tender offer or an exchange offer or an issuance of capital stock by the Company), directly or indirectly, of beneficial ownership of fifty percent (50%) or more of the voting power of the then outstanding shares of capital stock of the Company; (iv) the adoption by the Company of a plan of liquidation or the recapitalization of the Company by means of the payment of an extraordinary dividend involving more than $1.0 billion or (v) the repurchase by the Company or any of the Company Subsidiaries of 50% or more of the outstanding Shares.

          SECTION 8.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the adoption of this Agreement by the stockholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          SECTION 8.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE IX
GENERAL PROVISIONS

          SECTION 9.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01 (except as provided in Section 8.02), as the case may be, except that the agreements set forth in Articles I and II and Sections 6.03(b), 6.06 and 6.10 and this Article IX shall survive the Effective Time.

          SECTION 9.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to Parent or Merger Sub:

Ispat International N.V.
15th Floor, Hofplein 20
3032 AC Rotterdam
The Netherlands
Facsimile No.:+31-10-217-8850
Attention: Company Secretary

with a copy to:

Ispat International Ltd.
Berkeley Square House
7th Floor
Berkeley Square
London W1X 5PN
United Kingdom
Facsimile No.:+44-20-7412-0203
Attention: General Counsel

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Facsimile No: (212) 848-7179
Attention: John A. Marzulli, Jr.
Peter J. Rooney
Email: jmarzulli@shearman.com
prooney@shearman.com

if to the Company:

International Steel Group Inc.
4020 Kinross Lakes Parkway
Richfield, OH 44286
Facsimile No: (330) 659-9132
Attention: General Counsel
Email: chernandez@intlsteel.com

with a copy to:

Jones Day
222 East 41st Street
New York, New York 10017
Facsimile No.: (212) 755-7306
Attention: Robert A. Profusek
E-mail: raprofusek@jonesday.com

          SECTION 9.03 Certain Definitions. (a) For purposes of this Agreement:

      “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

      “beneficial owner”, with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

      “business day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in Amsterdam or The City of New York.

      “Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or could reasonably be expected to (i) be materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole or (ii) prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement; provided, however, that the foregoing clauses (i) and (ii) shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions, or (y) general changes in the industry of manufacturing, processing, selling, marketing and distributing steel in which the Company and the Company Subsidiaries operate, in each case, that do not have a disproportionate effect (relative to other industry participants) on the Company and the Company Subsidiaries, taken as a whole.

      “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

      “EC Merger Regulation” means Council Regulation (EC) No. 139/2004 of the European Community.

      “Environment” means any land, soil, substrata, groundwater, surface water, drinking water, sediment, air, or terrestrial or aquatic biota.

      “Environmental Claim” means any and all actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Substances.

      “Environmental Laws” means any United States federal, state or local or non-United States laws (including common law), ordinances, regulations, rules, codes, orders or other requirements of law relating to (i) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances, (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances, (iii) pollution or protection of the Environment, health, safety or natural resources, (iv) exposure to Hazardous Substances or (v) natural resource damages.

      “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

      “Foreign Merger Filings” means any submission application or form required by the applicable laws of the European Commission, the member states thereof, or any other country in which Parent or the Company operate which has jurisdiction over the Merger and “Foreign Merger Approvals” means any approval required to be obtained from any such authority.

      “Exon-Florio Provision” means the provisions of Section 721 of Title VII of the Defense Production Act of 1950, as amended, and the regulations promulgated thereunder.

      “Hazardous Substances” means (i) those substances, chemicals, materials or wastes defined in or regulated under the following United States federal statutes and their state and non-United States counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas, and any mixtures thereof, (iv) polychlorinated biphenyls, asbestos, radon, lead and mold, (v) any other contaminant and (vi) any substance, chemical, material or waste regulated pursuant to, or with respect to which liability may be imposed under, any Environmental Law.

      “Intellectual Property” means (i) United States, non-United States and international patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof and (iv) confidential and proprietary information, including trade secrets and know-how.

      “knowledge of the Company” means the actual knowledge of any executive officer of the Company.

      “knowledge of Parent” means the actual knowledge of any executive officer of Parent.

      “LNM Disclosed Information” means any information disclosed in a document listed in Exhibit A to the letter delivered to Parent from LNM pursuant to the Richmond Agreement.

      “Parent Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to (i) be materially adverse to the business, financial condition or results of operations of Parent and its subsidiaries (including without limitation from and after the date of the Closing of the LNM Transaction, LNM and its subsidiaries) taken as a whole or (ii) prevent or materially delay the consummation of any of the Transactions or otherwise prevent or materially delay Parent from performing its obligations under this Agreement; provided, however, that the foregoing clauses (i) and (ii) shall not include any event, circumstance, change or effect resulting from (x) changes in general economic conditions, or (y) general changes in the industry of manufacturing, processing, selling, marketing and distributing steel in which Parent and the Parent

Subsidiaries operate, in each case, that do not have a disproportionate effect (relative to other industry participants) on Parent and the Parent Subsidiaries, taken as a whole.

     “Parent Prospectus” means the draft dated October 23, 2004, of the shareholder circular/prospectus to be distributed to the shareholders of Parent in connection with the LNM Transaction.

     “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

     “Release” means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the Environment.

     “Remedial Action” means all action to (i) clean up, remove, treat or handle in any other way Hazardous Substances in the Environment, (ii) restore or reclaim the Environment or natural resources, (iii) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or the Environment or (iv) perform remedial investigations, feasibility studies, corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring on, about or in any real property.

     “subsidiary” or “subsidiaries” of the Company, the Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

     “Taxes” shall mean (a) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of like kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs and similar charges, (b) any liability for the payment of any Tax as a result of membership in any affiliated, consolidated, combined or unitary group of corporations of which the Company or any Company Subsidiary is or has been a member and (c) any transferee or secondary liability in respect of any Tax (whether imposed by Law or contractual arrangement).

     “Tax Returns” means any return, declaration, report, election, claim for refund or information return or other statement or form relating to, filed or required to be filed with any taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

     (b) The following terms have the meaning set forth in the Sections set forth:

Location of
Defined Term	Definition
Action	§ 3.09
Agreement	Preamble
Assumed Company SAR	§ 2.04(c)
Average Parent Stock Price	§ 2.01(c)
Blue Sky Laws	§ 3.05(b)
Cash Consideration	§ 2.01(c)
Cash Election	§ 2.01(d)
Cash Election Number	§ 2.01(d)
Cash Election Shares	§ 2.01(e)
Cash Fraction	§ 2.01(e)
Certificate of Merger	§ 1.02
Certificates	§ 2.02(b)
Change in the Company Recommendation	§ 6.04(c)
Closing	§ 1.02
Code	Recitals
Company	Preamble
Company 2003-4 Balance Sheets	§ 3.07(c)
Company Affiliate	§ 6.09
Company Board	Recitals
Company Class B Common Stock	§ 3.03(a)
Company Common Stock	§ 2.01(a)
Company Disclosure Schedule	Article III
Company Fee	§ 8.03(b)(v)
Company Licensed Intellectual Property	§ 3.13
Company Owned Intellectual Property	§ 3.13
Company Permits	§ 3.06
Company Preferred Stock	§ 3.03(a)
Company Recommendation	§ 6.01(b)
Company SAR	§ 2.04(c)
Company SEC Reports	§ 3.07(a)
Company Shareholder Support Agreement	Recitals
Company Shares	§ 2.01(a)
Company Stock Option Plan	§ 2.04(a)
Company Stock Options	§ 2.04(a)
Company Stockholders’ Meeting	§ 6.01(a)
Company Subsidiary	§ 3.01(c)
Company Triggering Event	§ 8.01
Competing Transaction	§ 6.04(d)
Confidentiality Agreement	§ 6.03(b)
Dissenting Shares	§ 2.05(a)
DGCL	Recitals
Effective Time	§ 1.02
Election	§ 2.01(h)
Election Deadline	§ 2.01(k)

Location of
Defined Term	Definition
ERISA	§ 3.10(a)
Euronext Prospectus	§ 6.17(a)
Exchange Act	§ 3.07(a)
Exchange Agent	§ 2.02(a)
Exchange Fund	§ 2.02(a)
Exchange Ratio	§ 2.01(c)
Expenses	§ 8.03(a)
FCPA	§ 3.20
Form of Election	§ 2.01(i)
GAAP	§ 3.07(b)
Governmental Authority	§ 3.05(b)
Great Lakes Shipping Vessels	§ 6.18(a)
HSR Act	§ 3.05(b)
Indemnified Parties	§ 6.07(b)
IRS	§ 3.10(a)
Law	§ 3.05(a)
Lease Documents	§ 3.12(b)
Liens	§ 3.12(a)
LNM Audited Financials	§ 4.07(c)
LNM Closing	Recitals
LNM Interim Financials	§ 4.07(c)
LNM Shareholder Support Agreement	Recitals
LNM Transaction	Recitals
Material Company Subsidiary	§ 3.01(c)
Material Contracts	§ 3.17(a)
Material Parent Subsidiary	§ 4.01(c)
Maximum Premium	§ 6.07(c)
Merger	Recitals
Merger Consideration	§ 2.01(c)
Merger Sub	Preamble
Minimum Percentage	1.01(b)
Mixed Consideration	§ 2.01(c)
Mixed Election	§ 2.01(h)
Multiemployer Plan	§ 3.10(b)
Multiple Employer Plan	§ 3.10(b)
No Election Shares	§ 2.01(j)
Notice of Superior Proposal	§ 6.04(c)
NYSE	§ 6.14
Order	§ 7.01(e)
Parent	Preamble
Parent 2003-4 Balance Sheets	§ 4.07(e)
Parent Board	Recitals
Parent Business Combination	§ 2.01(l)
Parent Class A Shares	§ 2.01(c)

Location of
Defined Term	Definition
Parent Class B Shares	§ 4.03(a)
Parent Disclosure Schedule	Article IV
Parent Fee	§ 8.03(d)(i)
Parent Permits	§ 4.06
Parent SEC Reports	§ 4.07(a)
Parent Shareholder	Recitals
Parent Shareholder Approval	§ 7.01(d)
Parent Shareholders’ Meeting	§ 6.02(b)
Parent Shareholder Support Agreement	Recitals
Parent Subsidiary	§ 4.01(c)
Permitted Liens	§ 3.12(a)
Plans	§ 3.10(a)
Proxy Statement	§ 6.01(a)
Registration Statement	§ 6.01(a)
Representatives	§ 6.03(a)(i)
Reverse-Subsidiary Merger	§ 1.01(a)
Richmond	Recitals
Richmond Agreement	Recitals
SEC	§ 3.01(c)
Securities Act	§ 3.07(a)
Stock Consideration	§ 2.01(c)
Stock Election	§ 2.01(f)
Stock Election Number	§ 2.01(f)
Stock Election Shares	§ 2.01(g)
Stock Fraction	§ 2.01(g)
Stock Value	§ 1.01(b)
Stockholders	Recitals
Stockholder’s Representative	§ 2.01(i)
Superior Proposal	§ 6.04(e)
Surviving Corporation	§ 1.01(a)
Terminating Company Breach	§ 8.01(g)
Terminating Parent Breach	§ 8.01(h)
Third Party Acquisition	§ 8.03(f)
Transactions	§ 3.04

          SECTION 9.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

          For the avoidance of doubt, (1) the enforceability of the Company Shareholder Support Agreement, the Parent Shareholder Support Agreement and the LNM Shareholder Support Agreement (the “Support Agreements”) will not affect any party’s obligations hereunder and these agreements are not to be deemed to be a part of this Agreement and (2) the termination of this Agreement will not affect parties relative rights and obligations under the Confidentiality Agreement or, except as expressly provided herein or therein, the Support Agreements.

          SECTION 9.05 Entire Agreement; Assignment. This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and this Agreement supersedes, except for the Confidentiality Agreement to the extent not waived in Section 6.03(d), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Merger Sub may assign all or any of its rights and obligations hereunder to any affiliate of Parent controlled by Parent; provided that such assignment does not adversely affect the qualification of the Merger as a reorganization under Section 368(a) of the Code or the ability of Parent and the Company to receive the opinions described in Sections 7.02(f) and 7.03(d); and provided further, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 9.06 Disclosure Schedules; Disclosure Information. Notwithstanding anything to the contrary contained in the Parent Disclosure Schedule, the Company Disclosure Schedule, the LNM Disclosure Information or in this Agreement, the information and disclosures contained in any section of the Parent Disclosure Schedule, the LNM Disclosure Information or the Company Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other section of the Parent Disclosure Schedule or the Company Disclosure Schedule, as applicable, as though fully set forth in such other section for which the applicability of such information and disclosure is readily apparent on the face of such information or disclosure.

          SECTION 9.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

          SECTION 9.08 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 9.09 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State (other than those provisions set forth herein that are required to be governed by the DGCL). All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

          SECTION 9.10 Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.09.

          SECTION 9.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Page to Follow]

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ISPAT INTERNATIONAL N.V.

By	/s/ Lakshmi N. Mittal

Name: Mr. Lakshmi N. Mittal
Title: Chairman

PARK ACQUISITION CORP.

By	/s/ Michael Rippey

Name: Mr. Michael Rippey
Title: Treasurer

INTERNATIONAL STEEL GROUP INC.

By	/s/ Rodney B. Mott

Name: Rodney B. Mott
Title: President & Chief Executive Officer

EXHIBIT 1.04(a)

FORM OF SURVIVING CORPORATION
CERTIFICATE OF INCORPORATION

CERTIFICATE OF INCORPORATION

     FIRST: The name of this corporation shall be PARK ACQUISITION CORP.

     SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which this corporation is authorized to issue is One Hundred (100) shares of Common Stock with a par value of One Cent ($.01) per share.

     FIFTH: The name and address of the incorporator is as follows:

Tony Feuerstein 599 Lexington Avenue New York, New York 10022

     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 22nd day of October, A.D. 2004.

/s/ Tony Feuerstein
Tony Feuerstein Incorporator

EXHIBIT 1.04(b)

FORM OF SURVIVING
CORPORATION BY-LAWS

BY-LAWS

OF

PARK ACQUISITION CORP.

i

ii

BY-LAWS

OF

PARK ACQUISITION CORP.

ARTICLE I

OFFICES

          SECTION 1.01. Registered Office. The registered office of Park Acquisition Corp. (the “Corporation”) in the State of Delaware shall be at the principal office of the Corporation Service Company in the City of Wilmington, County of New Castle, Delaware 19801 and the registered agent in charge thereof shall be the Corporation Services Company.

          SECTION 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

          SECTION 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors of the Corporation, and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of stockholders need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware (the “General Corporation Law”) to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.09 hereof.

          SECTION 2.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board, the President or the Secretary of the Corporation or by the recordholders of at least a majority of the shares of common stock of the Corporation issued and outstanding and entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.

          SECTION 2.03. Notice of Meetings. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each recordholder of shares entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the “Secretary”) shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

          (a) Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

          SECTION 2.04. Waiver of Notice. Notice of any annual or special meeting of stockholders need not be given to any stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

          SECTION 2.05. Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

          SECTION 2.06. Quorum. Except as otherwise provided by law or the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the recordholders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

          SECTION 2.07. Voting. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Except as otherwise provided by law or the Certificate of Incorporation, when a quorum is present at any meeting of stockholders, the vote of the recordholders of a majority of the shares constituting such quorum shall decide any question brought before such meeting.

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          SECTION 2.08. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express, in writing, consent to or dissent from any action of stockholders without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders or such action of stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

          SECTION 2.09. Stockholders’ Consent in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, and any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all shares entitled to vote thereon were present and voted.

ARTICLE III

BOARD

          SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by stockholders.

          SECTION 3.02. Number and Term of Office. The number of directors shall be four or such other number as shall be fixed from time to time by the Board. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.09 hereof, and each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

          SECTION 3.03. Resignation. Any director may resign at any time by delivering his written resignation to the Board, the Chairman of the Board of the Corporation (the “Chairman”) or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          SECTION 3.04. Removal. Any or all of the directors may be removed, with or without cause, at any time by vote of the recordholders of a majority of the shares then entitled to vote at an election of directors, or by written consent of the recordholders of shares pursuant to Section 2.09 hereof.

          SECTION 3.05. Vacancies. Vacancies occurring on the Board as a result of the removal of directors without cause may be filled only by vote of the recordholders of a majority

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of the shares then entitled to vote at an election of directors, or by written consent of such recordholders pursuant to Section 2.09 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of directors, may be filled by such vote or written consent or by vote of the Board or by written consent of the directors pursuant to Section 3.08 hereof. If the number of directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the directors then in office or by written consent of all such directors pursuant to Section 3.08 hereof. Unless earlier removed pursuant to Section 3.04 hereof, each director chosen in accordance with this Section 3.05 shall hold office until the next annual election of directors by the stockholders and until his successor shall be elected and qualified.

          SECTION 3.06. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of directors by the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.

          (a) Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the President of the Corporation (the “President”), the Secretary or a majority of the Board shall from time to time determine.

          (b) Notice of Meetings. The Secretary shall give written notice to each director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

          (c) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

          (d) Quorum and Manner of Acting. One-third of the total number of directors then in office shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

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          (e) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

1)	the Chairman;

2)	the President;

3)	any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

          SECTION 3.07. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these By-laws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

          SECTION 3.08. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the members of

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the Board or such committee and such consent or electronic transmission is filed with the minutes of the proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

          SECTION 3.09. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

          SECTION 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of directors. In addition, as determined by the Board, directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as directors. No such compensation or reimbursement shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

          SECTION 4.01. Officers. The officers of the Corporation shall be the Chairman, the President, the Secretary and a Treasurer and may include one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

          SECTION 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.

          SECTION 4.03. Term of Office, Resignation and Removal. (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

          (b) Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

          (c) All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the shares entitled to vote thereon.

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          SECTION 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

          SECTION 4.05. The Chairman. The Chairman shall have the power to call special meetings of stockholders, to call special meetings of the Board and, if present, to preside at all meetings of stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

          SECTION 4.06. The President. The President shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

          SECTION 4.07. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

          SECTION 4.08. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

          SECTION 4.09. Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

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          SECTION 4.10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

          SECTION 4.11. Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

CHECKS, DRAFTS, NOTES, AND PROXIES

          SECTION 5.01. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

          SECTION 5.02. Execution of Proxies. The Chairman, the President or any Vice President may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the President or any Vice President.

ARTICLE VI

SHARES AND TRANSFERS OF SHARES

          SECTION 6.01. Certificates Evidencing Shares. Shares shall be evidenced by certificates in such form or forms as shall be approved by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. If such a certificate is manually signed by one such officer, any other signature on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold

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such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

          SECTION 6.02. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate evidencing shares issued by the Corporation, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

          SECTION 6.03. Transfers of Shares. Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

          SECTION 6.04. Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such stockholder, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon such stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the Corporation or at the last known mailing address of such stockholder.

          SECTION 6.05. Lost, Destroyed and Mutilated Certificates. Each recordholder of shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any share or shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 6.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing shares.

          SECTION 6.07. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of

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any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

SEAL

          SECTION 7.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”.

ARTICLE VIII

FISCAL YEAR

          SECTION 8.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

          SECTION 9.01. Liability of Directors. To the full extent permitted by the Delaware General Corporation Law or any other applicable law currently or hereafter in effect, no Director will be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director. If the Delaware General Corporation Law is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a Director shall be eliminated or limited to the fullest extent authorized by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article IX will not adversely affect any right of protection of a Director existing prior to such repeal or modification.

          SECTION 9.02. Right to Indemnification. Each person who was or is made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a Director of an officer of the Corporation or is or was serving at the request of the Corporation as Director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the General Corporation Law as the same exists or may hereafter

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be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnity in connection therewith; provided, however, that, except as provided in Section 9.04 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          SECTION 9.03. Right to Advancement of Expenses. The right to indemnification conferred in Section 9.02 hereof shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expense”); provided, however, that, if the General Corporation Law so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 9.03 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 9.02 and 9.03 hereof shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

          SECTION 9.04. Right of Indemnitee to Bring Suit. If a claim under Section 9.02 or 9.03 hereof is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring to suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to Indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expanses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for Indemnification set forth in the General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought

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by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to Indemnification or to an Advancements of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancements of Expenses, under this Article IX or otherwise shall be on the Corporation.

          SECTION 9.05. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. The By-laws of the Corporation may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article IX.

          SECTION 9.06. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

          SECTION 9.07. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

ARTICLE X

AMENDMENTS

          SECTION 10.01. Amendments. Any By-law (including these By-laws) may be altered, amended or repealed by the vote of the recordholders of a majority of the shares then entitled to vote at an election of directors or by written consent of stockholders pursuant to Section 2.09 hereof, or by vote of the Board or by a written consent of directors pursuant to Section 3.08 hereto.

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EXHIBIT 6.09

FORM OF AFFILIATE LETTER FOR
AFFILIATES OF THE COMPANY

[______] [__], 2004

Ispat International N.V.
15th Floor, Hofplein 20
3032 AC Rotterdam
The Netherlands

Ladies and Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an “affiliate” of International Steel Group Inc., (the “Company”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). Pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of October 24, 2004 (the “Merger Agreement”), among Ispat International N.V., a company organized under the laws of The Netherlands (“Parent”), Park Acquisition Corp., a Delaware corporation (“Merger Sub”), and the Company, Merger Sub will be merged with and into the Company (the “Merger”). Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the Merger Agreement.

          As a result of the Merger, I may receive Parent Class A Shares, par value $[   ] per share, of Parent (the “Parent Shares”). I would receive such Parent Shares in exchange for shares (or upon exercise of options for shares) owned by me of common stock, par value $[   ] per share, of the Company (the “Company Shares”).

          I represent, warrant and covenant to Parent that in the event I receive any Parent Shares as a result of the Merger:

          1. I shall not make any sale, transfer or other disposition of the Parent Shares in violation of the Act or the Rules and Regulations.

     A. I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

     B. I have been advised that the issuance of the Parent Shares to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form F-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Parent Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Parent Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

     C. I understand that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares by me or on my behalf under the Act or, except as provided in paragraph 2(A) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

     D. I understand that there will be placed on the certificates for the Parent Shares issued to me, or any substitutions therefor, a legend stating in substance:

“THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [   ], 2004 BETWEEN THE REGISTERED HOLDER HEREOF AND ISPAT INTERNATIONAL N.V., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ISPAT INTERNATIONAL N.V.”

     E. I understand that unless a sale or transfer by me of the Parent Shares is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Parent reserves the right to put the following legend on the certificates issued to my transferee:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.”

     F. Execution of this letter should not be considered an admission on my part that I am an “affiliate” of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     [2. By Parent’s acceptance of this letter, Parent hereby agrees with me as follows:

     A. For so long as and to the extent necessary to permit me to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall (a) use its reasonable efforts to (i) file, on a timely basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) furnish to me upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of the Parent Shares by me under Rule 145 and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents to me that it has filed all reports required to be filed with the Commission under Section 13 of the Exchange Act during the preceding 12 months.

     B. It is understood and agreed that certificates with the legends set forth in paragraphs 1(E) and 1(F) above will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Shares received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a “no action” letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.]

     3. It is understood and agreed that this letter agreement will terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms.

Very truly yours,

Name:

Agreed and accepted this [   ] day
of [   ], 2004, by

Ispat International N.V.

By:

Name:
Title: